    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 26, 1999.
                                                 REGISTRATION NO. 333-
                                                REGISTRATION NO. 333-        -01
                                                REGISTRATION NO. 333-        -02
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                             POGO PRODUCING COMPANY
                                  POGO TRUST I
                                 POGO TRUST II

           (Exact name of Registrants as specified in their charters)

                     DELAWARE                                           74-1659398
                     DELAWARE                                          APPLIED FOR
                     DELAWARE                                          APPLIED FOR
 (State or other jurisdiction of incorporation or          (I.R.S. Employer Identification No.)
                   organization)
                                                                  GERALD A. MORTON, ESQ.
                                                                   VICE PRESIDENT--LAW
                                                                 AND CORPORATE SECRETARY
                5 GREENWAY PLAZA,                                 POGO PRODUCING COMPANY
                    SUITE 2700                                 5 GREENWAY PLAZA, SUITE 2700
               HOUSTON, TEXAS 77046                                HOUSTON, TEXAS 77046
                  (713) 297-5000                                      (713) 297-5017
               (713) 297-4900 (FAX)                                (713) 297-4970 (FAX)

   (Address, including zip code, and telephone      (Name, address, including zip code, and telephone
                 number, including                                        number,
  area code, of Registrants' principal executive        including area code, of agent for service)
                      offices)

                                    COPY TO:
                            Stephen A. Massad, Esq.
                             Baker & Botts, L.L.P.
                              3000 One Shell Plaza
                                 910 Louisiana
                           Houston, Texas 77002-4995
                                 (713) 229-1234
                              (713) 229-1522 (Fax)
                           --------------------------

    Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                                                        (continued on next page)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                            PROPOSED MAXIMUM    PROPOSED MAXIMUM
                                                             OFFERING PRICE        AGGREGATE
       TITLE OF EACH CLASS OF              AMOUNT TO              PER               OFFERING           AMOUNT OF
     SECURITIES TO BE REGISTERED        BE REGISTERED(1)    UNIT(1),(2),(3)     PRICE(1),(2),(3)    REGISTRATION FEE
Senior Debt Securities and
  Subordinated Debt Securities
  (collectively, "Debt Securities")
  of Pogo Producing Company
Preferred Stock ($1.00 par value) of
  Pogo Producing Company ("Preferred
  Stock")
Common Stock ($1.00 par value) of
  Pogo Producing Company ("Common
  Stock")(4)
Junior Subordinated Debt Securities
  of Pogo Producing Company for
  issuance directly to Pogo Trust I
  and Pogo Trust II ("Junior
  Subordinated Debt Securities")
Preferred Trust Securities of Pogo
  Trust I and Pogo Trust II
  ("Preferred Securities")
Guarantees of Preferred Securities of
  Pogo Trust I and Pogo Trust II by
  Pogo Producing Company
  ("Guarantees")
TOTAL                                     $250,000,000            100%            $250,000,000          $69,500

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) and exclusive of accrued interest and dividends, if any. The aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement will not exceed $250,000,000.00 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2) There are being registered hereunder such indeterminate number or amount of Debt Securities, Junior Subordinated Debt Securities, Preferred Stock and Common Stock of Pogo Producing Company and Preferred Securities of Pogo Trust I and Pogo Trust II as may from time to time be issued at indeterminate prices. Junior Subordinated Debt Securities may be issued and sold to Pogo Trust I and Pogo Trust II, in which event such Junior Subordinated Debt Securities may later be distributed to the holders of Preferred Securities upon a dissolution of Pogo Trust I and Pogo Trust II and the distribution of their assets.

(3) Pogo Producing Company is also registering under this Registration Statement all other obligations that it may have with respect to Preferred Securities issued by Pogo Trust I and Pogo Trust II. No separate consideration will be received for the Guarantee or any other such obligations.

(4) Pogo Producing Company is registering Common Stock solely for issuance upon conversion of any securities sold under this Registration Statement that are convertible into Common Stock.
                            ------------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                EXPLANATORY NOTE

    The Registration Statement contains two forms of prospectuses to be used in connection with offerings of the following securities:

(1) Common Stock, Debt Securities (consisting of Senior Debt Securities and Subordinated Debt Securities), and Preferred Stock. Common Stock is being registered solely for issuance upon conversion of any securities sold under this Registration Statement that are convertible into Common Stock.

(2) Preferred Securities of Pogo Trust I or Pogo Trust II, Junior Subordinated Debt Securities of Pogo Producing Company and the Guarantees by Pogo Producing Company of Preferred Securities issued by Pogo Trust I or Pogo Trust II.

                  SUBJECT TO COMPLETION, DATED MARCH 26, 1999

PROSPECTUS

                                  $250,000,000
                             POGO PRODUCING COMPANY

                                Debt Securities
                                Preferred Stock
                                  Common Stock

Pogo Producing Company
5 Greenway Plaza, Suite 2700
Houston, Texas 77046
(713) 297-5000

CONSIDER CAREFULLY THE RISK         THE OFFERING
FACTORS BEGINNING ON PAGE 6.        THE SECURITIES
The information in this prospectus  By this Prospectus, the Company may offer from time
is not complete and may be          to time in one or more series:
changed. We may not sell these      -   our unsecured debt securities consisting of
securities until the Registration   senior debt securities, subordinated debt securities,
Statement filed with the                or other unsecured evidences of indebtedness
Securities and Exchange Commission      (which may be convertible into our common stock)
is effective. This Prospectus is    -   shares of our preferred stock (which may be
not an offer to sell these              convertible into our common stock)
securities and it is not            The common stock trades on the New York Stock
soliciting an offer to buy these    Exchange and the Pacific Stock Exchange under the
securities in any state where the   symbol "PPP".
offer or sale is not permitted.     RELATED OFFERING
We will provide additional terms    Related to this offering, Pogo Trust I and Pogo Trust
of our securities in one or more    II, subsidiaries of the Company, may offer by a
supplements to this Prospectus.     separate Trust Prospectus preferred securities
You should read this Prospectus     guaranteed by the Company, and the Company may offer
and the related Prospectus          junior subordinated debt securities. The separate
Supplement carefully before you     Trust Prospectus is contained in the same
invest in our securities. This      Registration Statement filed with the Securities and
Prospectus may not be used to       Exchange Commission as contains this Prospectus. The
offer and sell our securities       aggregate initial offering price of the securities
unless accompanied by a Prospectus  offered by this Prospectus and the Trust Prospectus
Supplement.                         will not exceed $250,000,000.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is             , 1999

                               TABLE OF CONTENTS
                                   PROSPECTUS

                                                                                                                PAGE
                                                                                                                -----
About This Prospectus......................................................................................           2

Where You Can Find More Information........................................................................           2

Incorporation of Certain Documents by Reference............................................................           3

The Company................................................................................................           3

Forward-looking Statements.................................................................................           4

Use of Proceeds............................................................................................           5

Ratio of Earnings to Fixed Charges.........................................................................           5

Risk Factors...............................................................................................           6

Description of Capital Stock...............................................................................          12

Description of Debt Securities.............................................................................          15

Plan of Distribution.......................................................................................          24

Legal Matters..............................................................................................          25

Experts....................................................................................................          25

                            ------------------------

                             ABOUT THIS PROSPECTUS

    This Prospectus is part of a Registration Statement filed by Pogo Producing Company ("we" or the "Company") with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process that registers Debt Securities and Preferred Stock (any of which may be convertible into Common Stock) of the Company that may be sold under this Prospectus (the "Securities") and preferred securities of Pogo Trust I and Pogo Trust II and debt securities and guarantees of the Company that may be sold under a separate Trust Prospectus. The definitions of Common Stock and Preferred Stock are on page 12 of this Prospectus under "Description of Capital Stock" and the definition of Debt Securities is on page 15 of this Prospectus under "Description of Debt Securities." Under this shelf process, we may sell any combination of the securities described in this Prospectus or the related Trust Prospectus, either separately or in units, in one or more offerings up to an aggregate initial offering price of $250,000,000. This Prospectus provides you with a general description of the Securities. Each time we sell Securities, we will provide a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus. You should read this Prospectus and the applicable Prospectus Supplement together with the additional information described under the heading "Where You Can Find More Information" below.

    The Registration Statement that contains this Prospectus (including the exhibits to the Registration Statement) contains additional information about the Company and the Securities. That Registration Statement can be read at the SEC's web site or at the SEC's offices mentioned under the heading "Where You Can Find More Information."

                      WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    We "incorporate by reference" into this Prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Prospectus and information that we subsequently file with the SEC will automatically update this Prospectus. We incorporate by reference the documents listed below and any filings we make with the SEC under
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the initial filing of the Registration Statement that contains this Prospectus and prior to the time that we sell all the Securities offered by this Prospectus:

    - Our Annual Report on Form 10-K for the year ended December 31, 1998;

    - The description of the Common Stock contained in our Registration Statement on Form 8-A, as may be amended from time to time to update that description;

    - The descriptions of the Company's Rights associated with the Common Stock contained in our Registration Statement on Form 8-A, as may be amended from time to time to update that description.

    You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:

          Pogo Producing Company
           Corporate Secretary
           5 Greenway Plaza, Suite 2700
           Houston, Texas 77046
           (713) 297-5017

    You should rely only on the information incorporated by reference or set forth in this Prospectus or the applicable Prospectus Supplement. We have not authorized anyone else to provide you with different information. We may only use this Prospectus to sell Securities if it is accompanied by a Prospectus Supplement. We are only offering these Securities in states where the offer is permitted. You should not assume that the information in this Prospectus or the applicable Prospectus Supplement is accurate as of any date other than the dates on the front of those documents.

                                  THE COMPANY

    The Company is an independent oil and gas exploration and production company, based in Houston, Texas. Incorporated in 1970, the Company has, in recent years, established a record of increasing its proven hydrocarbon reserves, principally through exploration, exploitation and development of its properties and the selective acquisition of additional interests in producing properties in which the Company already has an interest. Through a portfolio of domestic and international properties, the Company concentrates its efforts on a mix of both offshore and onshore opportunities which provide a balanced exposure to oil and natural gas production. In recent years, the Company has concentrated its efforts in selected areas where it believes that its expertise, competitive acreage position, or ability to quickly take advantage of new opportunities offer the possibility of relatively high rates of return. Domestically, the Company has an extensive Gulf of Mexico reserve and acreage position and is also active in the Permian Basin of southeast New Mexico and west Texas and in other selected areas of Texas and Louisiana. Internationally, the Company, through its subsidiary Thaipo Limited, owns an interest in the 734,000 acre Block B8/32 concession license in the Gulf of Thailand (the "Thailand Concession") and, through its subsidiary Pogo Canada, Ltd. Inc., also owns interests in approximately 142,000 gross acres in Canada.

    Rutherford-Moran Oil Corporation, one of the parties to the joint operating agreement for the Thailand Concession under which Thaipo is currently the operator, has become a wholly owned subsidiary of Chevron Corporation. Chevron has also entered into an agreement to acquire a majority of the stock of Palang Sophon Limited (another party to that joint operating agreement). As a result of these transactions, Chevron owns or controls, directly or indirectly, 53.66% of the working interests in the Thailand Concession. Subject to approval by the government of Thailand, Thaipo has agreed to transfer operatorship to a subsidiary of Chevron on or about September 30, 1999.

BUSINESS STRATEGY

    The Company's business strategy is to maximize profitability and shareholder value by:

    (1) increasing hydrocarbon production levels, leading to increased revenues, cash flow and earnings,

    (2) replacing and expanding its proven hydrocarbon reserves base,

    (3) maintaining appropriate levels of debt and interest, and controlling overhead and operating costs, and

    (4) expanding exploration and production activities into new and promising geographic areas consistent with Company expertise.

    The principal executive offices of the Company are located at the following address:

          Pogo Producing Company
           5 Greenway Plaza, Suite 2700
           Houston, Texas 77046
           (713) 297-5017

    Additional information concerning the Company and its subsidiaries is included in the Company reports and other documents incorporated by reference in this Prospectus. See "Where you can Find More Information" and "Incorporation of Certain Documents by Reference."

                           FORWARD-LOOKING STATEMENTS

    Certain of the statements contained or incorporated by reference in this Prospectus and the accompanying Prospectus Supplement are forward-looking statements. The use of any of the words "anticipate," "estimate," "expect," "may," "project," "believe" and similar expressions are intended to identify uncertainties. Although the Company believes the expectations reflected in those forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties, and the Company cannot assure that those expectations will prove to have been correct. The Company's actual results could differ materially from those anticipated in these forward-looking statements. The following are some of the factors that could cause actual results to differ from those expressed or implied in the forward-looking statements contained herein:

    - the cyclical nature of the oil and natural gas industries

    - uncertainties associated with the United States and worldwide economies

    - current and potential governmental regulatory actions in countries where the Company owns an interest

    - substantial competitor production increases resulting in oversupply and declining prices

    - the Company's ability to implement cost reductions

    - the Company's ability to raise additional capital or sell assets

    - operating interruptions (including leaks, explosions, fires, mechanical failure, unscheduled downtime, transportation interruptions, and spills and releases and other environmental risks)

    - fluctuations in foreign currency exchange rates in areas of the world where the Company owns an interest, particularly Southeast Asia

    - covenant restrictions in the Company's indebtedness

    - the impact of the Year 2000 issue

    Many of those factors are beyond the Company's ability to control or predict. Management cautions against putting undue reliance on forward-looking statements or projecting any future results based on such statements or present or prior earnings levels.

    All subsequent written and oral forward-looking statements attributable to the Company and persons acting on its behalf are qualified in their entirety by the cautionary statements contained in this section and elsewhere in this Prospectus.

                                USE OF PROCEEDS

    Except as otherwise described in any Prospectus Supplement, the Company anticipates that any net proceeds from the sale of Securities will be used for general corporate purposes, which may include, but are not limited to:

    - repayments or refinancings of indebtedness

    - working capital

    - capital expenditures

    - acquisitions and repurchases or redemptions of the Company's equity securities

    - investment in short-term securities

                       RATIO OF EARNINGS TO FIXED CHARGES

    The following table sets forth the Company's consolidated ratio of earnings to fixed charges for the periods as shown.

                                                                                         YEAR ENDED DECEMBER 31,
                                                                                ------------------------------------------
                                                                                  1994       1995       1996       1997
                                                                                ---------  ---------  ---------  ---------
Ratio of earnings to fixed charges............................................       5.1x       2.1x       4.6x       3.2x


                                                                                  1998
                                                                                ---------
Ratio of earnings to fixed charges............................................         (1)

------------------------

(1) Earnings are insufficient to cover fixed charges by $80,230,000.

    The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges. For this purpose, earnings are defined as income before income taxes plus fixed charges excluding capitalized interest. Fixed charges consist of interest expense and the estimated interest component of rent expense.

                                  RISK FACTORS

    YOUR INVESTMENT IN ANY OF THE SECURITIES INVOLVES CERTAIN RISKS. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS AND THOSE IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT BEFORE DECIDING WHETHER AN INVESTMENT IN THAT SECURITY IS SUITABLE FOR YOU.

VOLATILITY OF OIL AND GAS MARKETS AFFECTS US

    MARKET PRICES ARE VOLATILE

    Our profitability and cash flow depend greatly on the market prices of oil and natural gas. Those market prices have historically been seasonal, cyclical and volatile. They depend on many factors, including weather, economic, political and regulatory conditions that we cannot control. Commencing in 1997, the average prices for our production have generally declined. Oil prices have reached lows that, on a historic inflation adjusted basis, are almost unprecedented. In the past, we have at times curtailed production to mitigate the effects of low market prices. We may do so again. The significant drop in oil and gas prices has had a serious adverse effect on our cash flow and continued low prices could seriously affect our operations and financial condition and could in some cases result in a further reduction in funds available under our bank credit agreement.

    HEDGING TRANSACTIONS MAY NOT PREVENT LOSSES

    We cannot predict future oil and gas prices with certainty. Accordingly, we sometimes execute contracts on a portion of our production to hedge against market price changes. In the past, we have not entered hedging transactions exceeding 50% of our total oil and gas production on an energy equivalent basis for any given period. Hedging transactions are intended to limit the negative effect of further price declines, but could also limit our participation in significant price increases for the covered period. We cannot be certain that hedging transactions will reduce the effect of any substantial declines in oil and gas prices. As of March 15, 1999, we were not a party to any natural gas futures contracts, crude oil swap agreements or other commodity hedging agreements.

WE ARE SUBJECT TO UNCERTAINTIES IN RESERVE ESTIMATES AND FUTURE NET REVENUES

    There is substantial uncertainty in estimating quantities of proved reserves and projecting future production rates and the timing of development expenditures. No one can measure underground accumulations of oil and gas in an exact way. Accordingly, oil and gas reserve engineering requires subjective estimations of those accumulations. Estimates of other engineers might differ widely from those of our independent reserve engineers, Ryder Scott Company Petroleum Engineers ("Ryder Scott"). Accuracy of reserve estimates depends on the quality of available data and on engineering and geological interpretation and judgment. Ryder Scott may make material changes to reserve estimates based on the results of actual drilling, testing, and production. As a result, our reserve estimates often differ from the quantities of oil and gas we ultimately recover. Also, we make certain assumptions regarding future oil and gas prices, production levels, and operating and development costs that may prove incorrect. Any significant variance from these assumptions could greatly affect our estimates of reserves and future net revenues.

WE ARE SUBJECT TO OPERATING AND UNINSURED RISKS

    We must continually acquire or explore for and develop new oil and natural gas reserves to replace those produced and sold. Our hydrocarbon reserves and revenues will decline if we are not successful in our drilling, acquisition or exploration activities. Although we have historically maintained our reserves base primarily through successful exploration and development operations, we cannot assure that future efforts will be similarly successful. Casualty risks and other operating risks could cause reserves and revenues to decline.

    WE ARE SUBJECT TO VARIOUS CASUALTY RISKS

    Our onshore and offshore operations are subject to the following inherent casualty risks:

    - blowouts, cratering, and explosions

    - uncontrollable flows of oil, natural gas or well fluids

    - fires

    - pollution and other environmental risks

    - hazards of marine and helicopter operations (capsizing, collision and adverse weather and sea conditions)

    We could suffer substantial financial losses due to any of the following:

    - injury or loss of life

    - severe damage to and destruction of property and equipment

    - pollution and other environmental damage

    - suspension of operations

    WE MAY NOT HAVE ENOUGH INSURANCE TO COVER SOME OPERATING RISKS

    We carry insurance which we believe is in accordance with customary industry practices, but we are not fully insured against all casualty risks incident to our business.

    WE ARE SUBJECT TO VARIOUS OTHER OPERATING RISKS

    Numerous risks affect our drilling activities, including the risk of drilling non-productive wells or dry holes. The cost of drilling, completing and operating wells and of installing production facilities and pipelines is often uncertain. Also, our drilling operations could diminish or cease because of any of the following:

    - title problems

    - weather conditions

    - noncompliance with governmental requirements

    - shortages or delays in the delivery or availability of equipment or fabrication yards

Moreover, effective marketing of our natural gas production depends on a number of factors, such as the following:

    - existing market supply of and demand for natural gas

    - the proximity of our reserves to pipelines

    - the available capacity of such pipelines

    - government regulations

The marketing of oil and gas production similarly depends on the availability of pipelines and other transportation, processing and refining facilities, and the existence of adequate markets. As a result, even if hydrocarbons are discovered in commercial quantities, a substantial period of time may elapse before commercial production commences. If pipeline facilities in an area are insufficient, we may have to wait for the construction or expansion of pipeline capacity before we can market production from that area. See "--We face additional risks related to our operations in the Kingdom of Thailand."

WE DEPEND ON OTHER OPERATORS

    Even on properties we do not operate, we try to maintain significant influence over the nature and timing of exploration and development activities to the extent we can. However, we have limited influence over operations on a significant percentage of our oil and gas properties, including control over the maintenance of safety and environmental standards. For those properties:

    - operators could refuse to initiate exploration or development projects (in which case we may propose desired exploration or development activities)

    - if we proceed with any of those projects the operator has refused to initiate, we may not receive any funding from the operator with respect to that project

    - the operators may initiate exploration or development projects on a slower schedule than we prefer

    - the operator may propose to drill more wells or build more facilities on a project than we have funds for, which may mean that we cannot participate in those projects or share in a substantial share of the revenues from those projects

Any of these events could significantly affect our anticipated exploration and development activities.

WE HAVE SUBSTANTIAL CAPITAL REQUIREMENTS

    We have substantial anticipated capital requirements. Our ongoing capital requirements consist primarily of the following items:

    - funding our 1999 capital and exploration budget

    - other allocations for acquisition, development, production, exploration and abandonment of oil and gas reserves

    - costs associated with our Thailand operations

    - future dividend payments

From 1996 to 1998, we increased our capital and exploration expenditures from $206.2 million to $214.8 million. Our 1999 capital and exploration budget has been established by our Board of Directors at $170 million (excluding purchased reserves and interest capitalized).

    We plan to finance anticipated ongoing expenses and capital requirements with funds generated from the following sources:

    - available cash and cash investments

    - cash provided by operating activities

    - funds available under our bank credit agreement after the application of proceeds from the notes offering

    - our uncommitted bank line of credit and banker's acceptances

    - capital we believe we can raise through debt and convertible preferred equity offerings

    - asset sales

We believe the funds provided by these sources will be sufficient to meet our 1999 cash requirements. However, the uncertainties and risks associated with future performance and revenues, as described in this section, will ultimately determine our liquidity and ability to meet our anticipated capital requirements.

WE FACE SIGNIFICANT COMPETITION

    The oil and gas industry is highly competitive. We compete with major oil companies, other independent oil and gas concerns and individual producers and operators. Many of these competitors have much greater financial and other resources than us. Moreover, the oil and gas industry competes with other industries in supplying the energy and fuel needs of industrial, commercial and other consumers. Increased competition causing oversupply or depressed prices could greatly affect our operations revenues.

WE ARE SUBJECT TO VARIOUS GOVERNMENT REGULATIONS AND ENVIRONMENTAL RISKS

    WE ARE SUBJECT TO VARIOUS LEGAL LIMITATIONS

    We and our subsidiaries are subject to various foreign and domestic laws and regulations on taxation, exploration and development, and environmental and safety matters in countries where we own or operate properties. Many laws and regulations require drilling permits and govern the spacing of wells, the prevention of waste, rates of production and other matters. These statutes and regulations, and any others that are passed by the jurisdictions where we have production could limit the total number of wells drilled or the total allowable production from successful wells, which could limit revenues.

    WE ARE SUBJECT TO VARIOUS ENVIRONMENTAL LIABILITIES

    We could incur liability to governments or third parties for any unlawful discharge of oil, gas or other pollutants into the air, soil or water, including responsibility for remedial costs. We could potentially discharge oil or natural gas into the environment in any of the following ways:

    - from a well or drilling equipment at a drill site

    - leakage from storage tanks, pipelines or other gathering and transportation facilities

    - damage to oil or natural gas wells resulting from accidents during normal operations

    - blowouts, cratering or explosions

Environmental discharges may move through soil to water supplies or adjoining properties, giving rise to additional liabilities. Some laws and regulations could impose liability for failure to notify the proper authorities of a discharge and other failures to comply with those laws. Environmental laws may also affect the costs of our acquisitions of properties. We do not believe that its environmental risks are materially different from those of comparable companies in the oil and gas industry. However, we cannot assure that environmental laws will not, in the future, result in decreased production, substantially increased costs of operations or other adverse effects to our combined operations and financial condition. Pollution and similar environmental risks generally are not fully insurable.

OUR FOREIGN OPERATIONS SUBJECT US TO ADDITIONAL RISKS

    Our ownership and operations in Thailand, Canada, and any other foreign areas where we may choose to do business, are subject to the various risks inherent in foreign operations. These risks may include the following:

    - currency restrictions and exchange rate fluctuations

    - loss of revenue, property and equipment due to expropriation, nationalization, war, insurrection and other political risks

    - risks of increases in taxes and governmental royalties

    - renegotiation of contracts with governmental entities and quasi-governmental agencies

    - changes in laws and policies governing operations of foreign-based companies

    - other uncertainties arising out of foreign government sovereignty

    - inability to fund foreign operations from the United States

United States laws and policies on foreign trade, taxation and investment may also adversely affect international operations. In addition, if a dispute arises from foreign operations, foreign courts may have exclusive jurisdiction over the dispute, or we may not be able to subject foreign persons to the jurisdiction of United States courts. We seek to manage these risks by concentrating our international operations in areas where we believe that the existing government is stable and favorably disposed towards United States oil and gas companies.

WE FACE ADDITIONAL RISKS RELATED TO OUR OPERATIONS IN THE KINGDOM OF THAILAND

    Additional risks and uncertainties affect the marketing and sales of hydrocarbons from our Block B8/32 Concession located in the Gulf of Thailand (the "Thailand Concession"). We expect that all the natural gas we produce from the Thailand Concession will be sold to The Petroleum Authority of Thailand ("PTT"), which maintains a monopoly over gas transmission and distribution in Thailand. Two major natural gas pipelines owned and operated by PTT cross the Thailand Concession. These pipelines may become full due to production from the Tantawan Field, the Benchamas Field and other fields in the Gulf of Thailand. We cannot assure, even if we are successful in exploration efforts, that we will be able to successfully and profitably transport, process, refine and market the oil and gas we produce.

    PTT has constructed a lateral pipeline from its main pipeline to the Tantawan production area and has agreed to take the gas produced from that area pursuant to a gas sales agreement (the "Gas Sales Agreement"). If the Company and our joint venture partners in the Tantawan Field fail to deliver the required reserves or production rates of natural gas at a specified quality level under the Gas Sales Agreement, we may be obligated to contribute to PTT's costs for the construction of the lateral pipeline. Also, if the Tantawan joint venturers fail to deliver the minimum daily rates under the Gas Sales Agreement, PTT has the right to take from subsequent deliveries an amount equal to the quantity of undelivered gas at 75% of the contract price. Commencing on October 1, 1998, we and our joint venture partners have been delivering less natural gas than is being nominated by PTT under the Gas Sales Agreement. We have not been able to meet our contractual minimum delivery obligations for a number of reasons, including declining production from existing wells, the need to shut-in existing wells while drilling or working over additional wells from the same platform and our decision to emphasize oil and condensate production from the Tantawan Field. We anticipate that we will suffer a penalty on a portion of our future production. We are currently unable to predict the amount of any such penalty, but we believe the amount could be material. Thai governmental royalties, other governmental charges and income taxes also affect cash flow from our operations. We expect all gas sales to be carried out in Baht, the Thai currency. Fluctuations in the exchange rate between Thai Baht and U.S. dollars could also adversely affect the anticipated profits of our operations in Thailand.

SOUTHEAST ASIA ECONOMIC ISSUES AFFECT US

    We conduct a substantial portion of our oil and gas production and sales in Southeast Asia. In recent months, Southeast Asia in general, and the Kingdom of Thailand in particular, have experienced severe economic difficulties, including sharply reduced economic activity, illiquidity, highly volatile foreign currency exchange rates and unstable stock markets. The Thailand government and other governments in the region are currently acting to address these issues. However, the economic difficulties in Thailand and the volatility of the Thai Baht against the U.S. dollar will continue to have a material impact on our Thailand operations and the prices we receive for our oil and gas production there. In early July 1997, the government of the Kingdom of Thailand announced that the value of the

Baht would be set against the dollar and other currencies under a "managed float" program arrangement. This led to a substantial decline in value of the Thai Baht compared to the U.S. dollar, resulting in our experiencing foreign currency transaction losses during 1997. During 1998, the value of the Thai Baht generally strengthened against the U.S. dollar, resulting in our experiencing foreign currency transaction gains. However, we cannot predict what the Thai Baht to dollar exchange rate may be in the future. Moreover, we anticipate that this exchange rate will remain volatile.

LIQUIDITY AND CASH FLOW PROBLEMS OF OUR PARTNERS MAY AFFECT US

    Due to the recent decline in oil and gas prices, many of our partners, particularly the smaller ones, are experiencing liquidity and cash flow problems. These problems may lead to their attempting to delay or slow down the pace of drilling or project development in order to conserve cash, to a point that we believe is detrimental to the project. In most cases, we have the ability to influence the pace of development through our joint operating agreements. Some partners may be unwilling or unable to pay their share of the costs of projects as they become due. At worst, a partner may declare bankruptcy and refuse or be unable to pay its share of the costs of a project. We would then be required to pay this partner's share of the project costs. In most instances, we believe that we are contractually protected from such an event through our ability to take over the non-paying partner's share of the project and by applicable oil and gas lien laws and bankruptcy laws. We believe that we would ultimately recover any sums that we are owed by non-paying partners that do not meet their share of the costs of a project in a timely fashion.

WE HAVE YEAR 2000 RISKS

    Many existing computer programs and components were designed and developed to use a two-digit field to indicate the year in an applicable date field, which could result from the improper processing of dates for years after 1999. This issue is commonly known as the "Year 2000 Issue." The Year 2000 Issue is a broad business issue, which could affect financial and business applications as well as automated systems and instrumentation of ours and third parties with whom we do business. There can be no guarantee that third parties of business importance to us will successfully reprogram or replace, and test, all of their own computer hardware, software and process control systems to ensure such systems are Year 2000 ready. Failure by us, third parties of business importance to us and/or other constituents such as governments to become Year 2000 ready on a timely basis could have a material adverse effect on our financial position and results of operations.

                          DESCRIPTION OF CAPITAL STOCK

AUTHORIZED AND OUTSTANDING CAPITAL STOCK

    The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, par value $1.00 per share ("Common Stock"), of which 40,135,311 shares were issued and outstanding as of March 5, 1999; and 2,000,000 shares of Preferred Stock, par value $1.00 per share ("Preferred Stock"), of which no shares are issued or outstanding. The following summary description of the capital stock of the Company is qualified in its entirety by reference to the Company's Restated Certificate of Incorporation and Bylaws, copies of which are filed as exhibits to documents filed with the SEC and which are available upon request.

COMMON STOCK

    Subject to any preferential rights of any outstanding shares of Preferred Stock, the holders of Common Stock are entitled to such dividends as may be declared from time to time in the discretion of the Company's Board of Directors out of funds legally available therefor. Holders of Common Stock are entitled to share ratably in the net assets of the Company upon liquidation after payment or provision for all liabilities and any preferential liquidation rights of any Preferred Stock then outstanding. The rights of holders of Common Stock are subject to the rights of holders of any Preferred Stock which may be issued in the future. The holders of Common Stock have no pre-emptive rights to purchase additional shares of capital stock of the Company. Shares of Common Stock are not subject to any redemption or sinking fund provisions and are not convertible into any other securities of the Company. All outstanding shares of Common Stock are validly issued, fully paid and non-assessable.

    The holders of shares of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of holders of Common Stock. Common Stock does not have cumulative voting rights, which means that the holders of a majority of the shares of Common Stock outstanding can elect all the directors standing for election at any given time if they choose to do so. In such event, the holders of the remaining shares will not be able to elect any directors.

PREFERRED STOCK

    The Company's Board of Directors is empowered, without approval of the stockholders, to cause shares of Preferred Stock to be issued in one or more series, with the number of shares of each series and the rights, preferences and limitations of each series to be determined by it. Among the specific matters that may be determined by the Company's Board of Directors are the description and number of shares to constitute each series, the annual dividend rate, whether such dividends shall be cumulative, the time and price of redemption and the liquidation preference applicable to the series, whether the series will be subject to the operation of a "sinking" or "purchase" fund and, if so, the terms and provisions thereof, whether the shares of such series shall be convertible into shares of any other class or classes and the terms and provisions of such conversion rights, and the voting powers, if any, of the shares of such series. The Company's Board of Directors may change the designation, rights, preferences, descriptions and terms of, and the number of shares in, any series of which no shares have theretofore been issued.

    The issuance of one or more series of Preferred Stock could adversely affect the voting power of the holders of Common Stock and could have the effect of discouraging or making more difficult any attempt by a person or group to obtain control of the Company.

    The Board has reserved for issuance pursuant to the Stockholder Rights Plan described below a total of 1,000,000 shares of Series A Preferred Stock. No shares of Series A Preferred Stock have been issued by the Company at the date hereof.

LISTINGS

    The Common Stock is traded on the New York Stock Exchange and the Pacific Stock Exchange under the symbol "PPP".

TRANSFER AGENT AND REGISTRAR

    The Transfer Agent and Registrar for the Common Stock is Harris Trust Company of New York, New York.

STOCKHOLDER RIGHTS PLAN

    The Company has a Stockholder Rights Plan pursuant to which one preferred share purchase right (a "Right") is attached to each outstanding share of Common Stock. The Rights become exercisable under certain circumstances, including in the event that any person or group (an "Acquiring Person") becomes the beneficial owner of 20% or more of the outstanding Common Stock, subject to certain exceptions. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Preferred Stock at an exercise price of $80, subject to adjustment under certain circumstances. Upon the occurrence of certain events specified in the Stockholder Rights Plan, each holder of a Right (other than the Acquiring Person) will have the right, upon exercise of such Right, to receive that number of shares of Common Stock (or, in certain circumstances, cash, property or other securities) that, at the time of the transaction, would have a market value of two times the exercise price of the Right. Rights are redeemable by action of the Board of Directors for $0.01 per Right at any time prior to the tenth day after a person or group becomes an Acquiring Person. The Stockholder Rights Plan and the Rights expire in April 2004.

DELAWARE LAW AND CERTAIN CHARTER AND BYLAW PROVISIONS

    Pursuant to provisions of the General Corporation Law of the State of Delaware ("DGCL"), the Company has included in its Restated Certificate of Incorporation a provision that, to the fullest extent permitted by the DGCL, the Company's directors will not be liable for monetary damages for breach of their fiduciary duty of care to the Company and its stockholders. The Restated Certificate of Incorporation provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (1) for any breach of their duty of loyalty to the Company or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under
Section 174 of the DGCL (unlawful payments of dividends or unlawful stock repurchases or redemptions), or (4) for any transaction from which the director derived an improper personal benefit. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

    The Company's Bylaws also contain provisions that require the Company to indemnify its directors, officers, employees or other agents to the fullest extent permitted by the DGCL, and to advance expenses to its officers and directors as incurred. In addition, the Company has in place employment agreements with certain of its officers providing coverage that is substantially identical to the indemnification provisions in the Bylaws.

CERTAIN ANTI-TAKEOVER PROVISIONS

    The provisions of the Company's Restated Certificate of Incorporation summarized in the succeeding paragraphs may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in such stockholder's best interest, including those attempts that might result in a premium over the market price for the shares of Common Stock held by stockholders.

    The affirmative vote of the holders of at least 80% of the outstanding shares of Common Stock is required (1) to approve a merger or similar reorganization or certain other transactions involving the Company if the other party to such transaction already beneficially owns 5% or more of the outstanding Company Common Stock and the Board of Directors of the Company has not approved the transaction prior to the time such other party becomes a 5% beneficial owner; (2) to approve an amendment to the Company's Restated Certificate of Incorporation to alter or change the provision establishing a "classified" Board of Directors, elected approximately one-third annually; and
(3) to amend the foregoing and certain other provisions of the Restated Certificate of Incorporation.

    The Company's Board of Directors is divided into three classes having staggered terms, with approximately one-third of the directors being elected annually for a term of three years. The Company's capital stock has noncumulative voting rights, meaning that the holders of more than 50% of the voting power of the shares voting for the election of directors can elect 100% of the directors if they choose to do so. In such event, the holders of the remaining less-than-50% of the voting power of the shares voting for the election of directors will not be able to elect any directors.

    Pursuant to the Company's Restated Certificate of Incorporation, the Board of Directors by resolution may establish one or more additional series of Preferred Stock having such number of shares, designation, relative voting rights, dividend rates, liquidation and other rights, preferences and limitations as may be fixed by the Board of Directors of the Company without any further stockholder approval. Such rights, preferences, privileges and limitations as may be established could have the effect of impeding or discouraging the acquisition of control of the Company. See "--Stockholder Rights Plan."

    The Company's Restated Certificate of Incorporation and Bylaws further provide that (1) stockholders may act only at an annual or special meeting of stockholders and may not act by written consent; and (2) special meetings of stockholders cannot be called by stockholders.

    The Company's Bylaws establish advance notice procedures with regard to the nomination, other than by or at the direction of the Company's Board of Directors or a committee thereof, of candidates for election as directors and with regard to certain matters to be brought before an annual meeting of stockholders of the Company. These procedures provide that the notice of proposed stockholder nominations for the election of directors must be timely given in writing to the Secretary of the Company prior to the meeting at which directors are to be elected. The procedures also provide that at an annual meeting, and subject to any other applicable requirements, only such business may be conducted as has been brought before the meeting by, or at the direction of, the Company's Board of Directors or by a stockholder who has given timely prior written notice to the Secretary of the Company of such stockholder's intention to bring such business before the meeting. In all cases, to be timely, notice must be received at the principal executive offices of the Company not less than 80 days nor more than 110 days prior to the meeting (or if fewer than 90 days' notice or prior public disclosure of the meeting date is given or made by the Company, not later than the 10th day following the day on which the notice was mailed or such public disclosure was made). The notice must contain certain information specified in the Bylaws.

    The Company is a Delaware corporation and is subject to Section 203 of the DGCL. The following summary of Section 203 does not purport to be complete and is qualified in its entirety by reference thereto. In general, Section 203 prevents an "interested stockholder" (defined generally as a person owning 15% or more of a corporation's outstanding voting stock) from engaging in a "business combination" (as defined) with a Delaware corporation for three years following the date such person became an interested stockholder unless (1) before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination; (2) upon consummation of the transaction that resulted in the interested stockholder's becoming an interested stockholder, the interested stockholder owns at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the corporation and by employee stock plans that do not provide employees with the rights to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (3) following the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder. Under Section 203, the restrictions described above also do not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of one of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation's directors, if such extraordinary transaction is approved or not opposed by a majority of the directors who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.

                         DESCRIPTION OF DEBT SECURITIES

    The "Debt Securities" that may be sold under this Prospectus include unsecured senior debt securities (the "Senior Debt Securities") and unsecured subordinated debt securities (the "Subordinated Debt Securities"). The following description of the Debt Securities contains some of the general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate (the "Offered Debt Securities"). The particular terms of the Offered Debt Securities and the extent to which those general provisions may apply will be described in a Prospectus Supplement relating to the Offered Debt Securities.

    The Debt Securities will be general unsecured obligations of the Company. The Senior Debt Securities will be issued under an Indenture (the "Senior Indenture") between the Company and a trustee under the Senior Indenture (the "Senior Trustee"), and will rank PARI PASSU with all other unsecured and unsubordinated debt of the Company. Subordinated Debt Securities will be issued under an Indenture (the "Subordinated Indenture") between the Company and a trustee under the Subordinated Indenture (the "Subordinated Trustee"), and will rank junior to all Senior Indebtedness (as defined below) of the Company (including any Senior Debt Securities) that may be outstanding from time to time. The Senior Indenture and the Subordinated Indenture are sometimes hereinafter referred to individually as an "Indenture" and collectively as the "Indentures," and the Senior Trustee and the Subordinated Trustee are sometimes hereinafter referred to individually as a "Trustee" and collectively as the "Trustees." The following description does not purport to be complete. It is qualified in its entirety by reference to the text of the form of Senior Indenture and the form of Subordinated Indenture, copies of which are filed as exhibits to this Registration Statement and may be inspected in the same manner as set forth under "Where You Can Find More Information." Certain terms defined in the Indentures are capitalized herein.

     PROVISIONS APPLICABLE TO BOTH SENIOR AND SUBORDINATED DEBT SECURITIES

GENERAL

    The Indentures do not limit the aggregate principal amount of Debt Securities that can be issued thereunder and provide that Debt Securities may be issued from time to time thereunder in one or more series, each in an aggregate principal amount authorized by the Company prior to issuance. The Indentures do not limit the amount of other unsecured indebtedness or securities that may be issued by the Company.

    Unless otherwise indicated in a Prospectus Supplement, the Debt Securities will not benefit from any covenant or other provision that would afford Holders of the Debt Securities special protection in the event of a highly leveraged transaction involving the Company or that would give holders of the Debt Securities the right to require the Company to repurchase their securities in the event of a decline in the credit rating of the Company's debt securities resulting from a takeover, recapitalization or similar restructuring or otherwise.

    Refer to the Prospectus Supplement for the following terms of the Offered Debt Securities: (1) the title and aggregate principal amount of the Offered Debt Securities; (2) whether the Offered Debt Securities will be issued in the form of one or more global securities and whether those global securities will be issued in temporary global form or permanent global form, and if so, whether beneficial owners of interests in any such global security may exchange such interests for physical securities, and the initial depositary for any global security; (3) the date or dates on which the principal of and premium, if any, on the Offered Debt Securities are payable or the method of determination thereof; (4) the rate or rates, or the method of determination thereof, at which the Offered Debt Securities will bear interest, if any; (5) whether and under what circumstances Additional Amounts with respect to the Offered Debt Securities will be payable; (6) the date or dates from which such interest will accrue; (7) the Interest Payment Dates on which such interest will be payable and the record date for the interest payable on any Offered Debt Securities on any Interest Payment Date; (8) the Person to whom any interest on the Offered Debt Securities will be payable; (9) the place or places where the principal of, premium (if any) and interest and any Additional Amounts with respect to the Offered Debt Securities will be payable; (10) the period or periods within which, the price or prices at which and the terms and conditions upon which Offered Debt Securities may be redeemed, in whole or in part, at the option of the Company, if the Company is to have that option; (11) the obligation, if any, of the Company to redeem, purchase or repay Offered Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices (whether denominated in cash, securities or otherwise) at which and the terms and conditions upon which Offered Debt Securities will be redeemed, purchased or repaid in whole or in part pursuant to such obligation; (12) if other than denominations of $1,000 and any integral multiple thereof, the denomination in which the Offered Debt Securities will be issuable; (13) the currency or currencies (including composite currencies), if other than U.S. dollars, in which payment of principal, premium (if any) and interest on and any Additional Amounts with respect to the Offered Debt Securities will be payable; (14) if such payments are to be payable, at the election of the Company or a holder thereof, in a currency or currencies (including composite currencies) other than that in which the Offered Debt Securities are stated to be payable, the currency or currencies (including composite currencies) in which such payments as to which such election is made will be payable, and the periods within which and the terms and conditions upon which such election is to be made; (15) if the amount of such payments may be determined with reference to any commodities, currencies or indices, values, rates or prices or any other index or formula, the manner in which such amounts will be determined; (16) if other than the entire principal amount thereof, the portion of the principal amount of Offered Debt Securities that will be payable upon declaration of acceleration of the maturity thereof;
(17) any additional means of satisfaction and discharge of the applicable Indenture and any additional conditions or limitations to discharge with respect to the Offered Debt Securities pursuant to the applicable Indenture or any modifications of or deletions from such conditions or limitations; (18) any deletions or modifications of or additions to the Events of Default or covenants of the Company pertaining to the Offered Debt Securities; (19) any restrictions or other provisions with respect to the transfer or exchange of Offered Debt Securities; (20) if the Offered Debt Securities are to be convertible into or exchangeable for Capital Stock, other debt securities (including Debt Securities), warrants, other equity securities or any other securities or property of the Company or any other Person, at the option of the Company or the holder or upon the occurrence of any condition or event, the terms and conditions for such conversion or exchange; and (21) any other terms of the Offered Debt Securities.

    The Debt Securities will be issued in registered form. No service charge will be made for any registration of transfer or exchange of the Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

    Some of the Company's operating income and cash flow is generated by its subsidiaries. As a result, funds necessary to meet the Company's debt service obligations are provided in part by distributions or advances from its subsidiaries. Under certain circumstances, contractual and legal restrictions, as well as the financial condition and operating requirements of the Company's subsidiaries, could limit the Company's ability to obtain cash from its subsidiaries for the purpose of meeting its debt service obligations, including the payment of principal and interest on Debt Securities. The claims of creditors of the subsidiaries will effectively have priority with respect to the assets and earnings of such companies over the claims of creditors of the Company, including the holders of Debt Securities.

    Offered Debt Securities may be sold at a discount (which may be substantial) below their stated principal amount bearing no interest or interest at a rate that at the time of issuance is below market rates. Any material United States Federal income tax consequences and other special considerations applicable thereto will be described in the Prospectus Supplement relating to any such Offered Debt Securities.

    If any of the Offered Debt Securities is sold for any foreign currency or currency unit (including a composite currency) or if the principal, premium (if any) or interest on or any Additional Amounts with respect to any of the Offered Debt Securities is payable in any foreign currency or currency unit, the restrictions, elections, tax consequences, specific terms and other information with respect to such Offered Debt Securities and such foreign currency or currency unit will be set forth in the Prospectus Supplement relating thereto.

CONSOLIDATION, MERGER AND SALE OF ASSETS

    The Indentures provide that the Company will not, in any single transaction or series of transactions, consolidate with or merge into any Person, or sell, lease, convey, transfer or otherwise dispose of all or substantially all of its assets to any Person, unless: (1) either (a) the Company shall be the continuing corporation or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged, or to which such sale, lease, conveyance, transfer or other disposition shall be made, is organized and validly existing under the laws of the United States of America, any political subdivision thereof or any state thereof or the District of Columbia, and shall expressly assume, by a supplemental indenture, the due and punctual payment of the principal of (and premium, if any) and interest on and Additional Amounts with respect to all the Debt Securities and the performance of the Company's covenants and obligations under such Indenture and the Debt Securities; (2) immediately after giving effect to such transaction or series of transactions, no default or Event of Default shall have occurred and be continuing or would result therefrom; and (3) the Company delivers to the Trustee an officer's certificate stating that such transaction and the supplemental indenture with respect to that transaction comply with the requirements of the Indenture and an Opinion of Counsel stating that the requirements in clause (1) of this paragraph have been complied with.

EVENTS OF DEFAULT

    Unless otherwise provided with respect to any series of Debt Securities, the following are Events of Default under each Indenture with respect to the Debt Securities of such series issued under such Indenture: (1) default by the Company for 90 days in payment of any interest or any Additional

Amounts with respect to any Debt Securities of such series; (2) default by the Company in the payment of (a) any principal of any Debt Securities of such series at its maturity or (b) premium (if any) on any Debt Securities of such series when the same becomes due and payable; (3) default by the Company for 90 days in the deposit of any sinking fund payment, when and as due by the terms of a Debt Security of such series; (4) default by the Company in compliance with any of its other covenants or agreements in, or provisions of, the Debt Securities of such series or the applicable Indenture (other than an agreement, covenant or provision that has expressly been included in such Indenture solely for the benefit of one or more series of Debt Securities other than that series) which shall not have been remedied within 90 days after written notice by the Trustee or by the holders of at least 25% in principal amount of the then outstanding Debt Securities affected by such default; (5) certain events involving bankruptcy, insolvency or reorganization of the Company; and (6) any other Event of Default provided with respect to Debt Securities of that series. The Indentures provide that the Trustee may withhold notice to the holders of the Debt Securities of any default or Event of Default (except in payment of principal of, premium (if any) and interest on and Additional Amounts or any sinking fund installment with respect to Debt Securities of such series) if the Trustee considers it in the interest of the holders of such Debt Securities to do so.

    Each Indenture provides that if an Event of Default with respect to any Debt Securities of any series at the time outstanding occurs and is continuing (other than an Event of Default under (5) above), the applicable Trustee or the holders of at least 25% in principal amount of the then outstanding Debt Securities of the series affected by such default (or in the event of a default pursuant to (5) above, 25% in principal amount of the securities affected) may declare the principal of and accrued and unpaid interest on all then outstanding Debt Securities of such series or of all series affected, as the case may be, to be due and payable. Upon such a declaration, the amounts due and payable on such Debt Securities will be due and payable immediately. If an event of default pursuant to (5) above occurs, then the principal of and accrued and unpaid interest on all then outstanding Debt Securities shall IPSO FACTO become immediately due and payable without any declaration, notice or other act on the part of the Trustee or any holder. Under certain circumstances, the holders of a majority in principal amount of the outstanding Debt Securities of the series affected by such default or all series, as the case may be, may rescind any such acceleration and its consequences.

    Each Indenture provides that no holder of a Debt Security of any series may pursue any remedy under such Indenture unless: (1) the holder gives the applicable Trustee written notice of a continuing Event of Default with respect to such series, (2) the holders of at least 25% in principal amount of the then outstanding Debt Securities of such series make a written request to the applicable Trustee to pursue such remedy, (3) such holder or holders offer to the applicable Trustee indemnity reasonably satisfactory to such Trustee, (4) the Trustee shall have failed to act for a period of 60 days after receipt of such notice and offer of indemnity and (5) during such 60-day period, the holders of a majority in principal amount of the Debt Securities of that series do not give such Trustee a direction inconsistent with the request; however, such provision does not affect the right of a holder of a Debt Security to sue for enforcement of any overdue payment thereon.

    Each Indenture provides that the holders of a majority in principal amount of the then outstanding Debt Securities of a series or of all series affected, as the case may be, may direct the time, method and place of conducting any proceeding for any remedy available to the applicable Trustee or exercising any trust or power conferred on it not relating to or arising under an Event of Default, subject to certain limitations specified in such Indenture. Each Indenture requires the annual filing by the Company with the applicable Trustee of a written statement as to compliance with the covenants contained in such Indenture.

MODIFICATION AND WAIVER

    Modifications and amendments of each Indenture or the Debt Securities may be made by the Company and the applicable Trustee with the consent of the Holders of a majority in principal amount of the outstanding Debt Securities of all series affected by such amendment (acting as one class) under the applicable Indenture; PROVIDED, HOWEVER, that no such modification or amendment, supplement or waiver, may, without the consent of each Holder of an outstanding Debt Security so affected, (1) reduce the amount of Debt Securities whose holders must consent to an amendment, supplement or waiver; (2) reduce the rate of or change the time for payment of interest, including default interest, on any Debt Security; (3) reduce the principal of or premium on, or change the stated maturity of any Debt Security; (4) reduce the premium, if any, payable upon the redemption of any Debt Security or change the time at which any Debt Security may or shall be redeemed; (5) change any obligation of the Company to pay Additional Amounts with respect to any Debt Security; (6) make any Debt Security payable in money other than that stated in the Debt Security; (7) impair the right to institute suit for the enforcement of any payment of principal of, premium (if any) or interest on or any Additional Amounts with respect to any Debt Security; (8) make any change in the percentage of principal amount of Debt Securities necessary to waive compliance with certain provisions of the applicable Indenture; or (9) waive a continuing Default or Event of Default in the payment of principal of, premium (if any) or interest on or Additional Amounts with respect to the Debt Securities. In addition, in the case of the Subordinated Debt Securities, no modification or amendment may be made to the Subordinated Indenture with respect to the subordination of any Subordinated Debt Security in a manner adverse to the Holder thereof without the consent of the Holder of each Subordinated Debt Security then outstanding affected thereby. The Indentures provide that amendments and supplements to, or waivers of any provision of, such Indenture may be made by the Company and the Trustee without the consent of any holders of Debt Securities in certain circumstances, including, among other things, (a) to cure any ambiguity, omission, defect or inconsistency, (b) to provide for the assumption of the obligations of the Company under such Indenture upon the merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company, (c) to provide for uncertificated Debt Securities in addition to or in place of certificated Debt Securities, or to provide for the issuance of bearer Debt Securities (with or without coupons), (d) to secure any series of Debt Securities or to add guarantees of any series of Debt Securities, (e) to comply with any requirement in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act of 1939, or (f) to make any change that does not adversely affect any outstanding Debt Securities of any series in any material respect.

    The Indentures provide that the Holders of a majority in principal amount of the then outstanding Debt Securities of any series or of all series (acting as one class) may waive any existing or past default or Event of Default with respect to such series or all series, as the case may be, except: (1) in the payment of the principal of, or premium (if any) or interest on or any Additional Amounts with respect to any Debt Securities or (2) in respect of a provision that under the proviso to the prior paragraph cannot be amended or supplemented without the consent of each Holder affected.

DEFEASANCE

    The Indentures provide that the Company may, at its option, elect: (1) to have all of the obligations of the Company discharged with respect to the Debt Securities (except for certain obligations to register the transfer or exchange of Debt Securities, replace stolen, lost or mutilated Debt Securities or maintain paying agencies and hold moneys for payment in trust) ("legal defeasance") or (2) to have its obligations terminated with respect to certain restrictive covenants of the Indenture ("covenant defeasance"), in which event certain Events of Default will no longer constitute Events of Default with respect to any Debt Securities, upon the deposit with the Trustee, in trust, of money or U.S. Government Obligations, or a combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal of (and premium, if any, on) and interest on such Debt Securities on the dates such payments are due in accordance with the terms of the Debt Securities on their stated maturity or any redemption date. The Company is required to deliver to the Trustee an Opinion of Counsel to the effect that the deposit and related defeasance would not cause the Holders of the Debt Securities to recognize income, gain or loss for federal income tax purposes and, in the case of a legal defeasance pursuant to clause
(1), such opinion must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.

GOVERNING LAW

    Each Indenture and the Debt Securities will be governed by and construed in accordance with the laws of the State of New York, without giving effect to applicable principles of conflicts of laws to the extent the laws of another jurisdiction would be required thereby.

TRUSTEES

    Each Indenture contains certain limitations on the right of the applicable Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. Each Trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined), it must eliminate such conflict or resign. The Company anticipates that it would designate State Street Bank and Trust Company to act as Trustee under the Indentures.

FORM, EXCHANGE, REGISTRATION AND TRANSFER

    Debt Securities of any series will be exchangeable for other Debt Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations in accordance with the applicable Indenture. Debt Securities may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed), at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose with respect to any series of Debt Securities and referred to in an applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the applicable Indenture. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the Person making the request. The Company anticipates that it will appoint the Trustee under each Indenture as Security Registrar for Debt Securities issued thereunder. If a Prospectus Supplement refers to any transfer agents (in addition to the Security Registrar) initially designated by the Company with respect to any series of Debt Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts. The Company is required to maintain an office or agency (which may be the office of the Trustee, the Security Registrar or the Paying Agent) in each Place of Payment for such series. The Company may at any time designate additional transfer agents with respect to any series of Debt Securities.

    In the event of any redemption in part, the Company shall not be required to
(1) register the transfer or exchange of any Debt Security of any series during a period beginning 15 Business Days prior to the mailing of the relevant notice of redemption and ending on the close of business on the day of mailing of such notice or (2) register the transfer of or exchange any Debt Security called for redemption in whole or in part, except the unredeemed portion of any Debt Security being redeemed in part.

PAYMENT AND PAYING AGENTS

    Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal, premium (if any) and interest on and any Additional Amounts with respect to Debt Securities will be made in Dollars at the office of the applicable Trustee, except that, at the option of the Company, payment of such amounts may be made by check mailed to the holder's registered address or with respect to Global Debt Securities, by wire transfer. Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest (except defaulted interest) on Debt Securities will be made to the Person in whose name such Debt Security is registered at the close of business on the record date next preceding the Interest Payment Date for such interest.

    Unless otherwise indicated in an applicable Prospectus Supplement, the Trustee will be designated as a Paying Agent for the Company for payments with respect to Debt Securities issued under the applicable Indenture. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts.

    Subject to the requirements of any applicable abandoned property laws, each Trustee and Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal, premium (if any), interest or any Additional Amounts that remains unclaimed for two years after the date upon which such payment shall have become due. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of such Trustee or Paying Agent with respect to such money shall cease.

BOOK-ENTRY DEBT SECURITIES

    The Debt Securities of a series may be issued, in whole or in part, in the form of one or more global Debt Securities that would be deposited with a depositary or its nominee identified in the applicable Prospectus Supplement. Global Debt Securities may be issued in either temporary or permanent form. The specific terms of any depositary arrangement with respect to any portion of a series of Debt Securities and the rights of, and limitations on, owners of beneficial interests in any such global Debt Security representing all or a portion of a series of Debt Securities will be described in the applicable Prospectus Supplement.

CERTAIN DEFINITIONS

    Unless otherwise provided with respect to the debt securities of a series and described in the Prospectus Supplement relating thereto, "Indebtedness" of any Person means, without duplication, (1) all indebtedness of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (3) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), other than standby letters of credit, performance bonds and other obligations issued by or for the account of such Person in the ordinary course of business, to the extent not drawn or, to the extent drawn, if such drawing is reimbursed not later than the third Business Day following demand for reimbursement, (4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred in the ordinary course of business, (5) all obligations of such Person as lessee under capitalized leases, (6) all Indebtedness of others secured by a lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person (PROVIDED that if the obligations so secured have not been assumed in full by such Person or are not otherwise such Person's legal liability in full, then such obligations shall be deemed to be in an amount equal to the greater of (a) the lesser of (i) the full amount of such obligations and (ii) the fair market value of such assets, as determined in good faith by the Board of Directors of such Person, which determination shall be evidenced by a Board Resolution, and (b) the amount of obligations as have been assumed by such Person or which are otherwise such Person's legal liability), and (7) all Indebtedness of others (other than endorsements in the ordinary course of business) guaranteed by such Person to the extent of such guarantee.

          PROVISIONS APPLICABLE SOLELY TO SUBORDINATED DEBT SECURITIES

    The payment of the principal of, premium, if any, and interest on and any Additional Amounts with respect to the Subordinated Debt Securities is expressly subordinated, to the extent and in the manner set forth in the Subordinated Indenture, to the prior payment in full of all Senior Indebtedness of the Company.

    The Subordinated Indenture provides that no payment may be made by or on behalf of the Company on account of the principal of, premium, if any, or interest on or any Additional Amounts with respect to the Subordinated Debt Securities, or to acquire any of the Subordinated Debt Securities (including repurchases of Subordinated Debt Securities at the option of the Holder thereof) for cash or property (other than certain junior securities of the Company), or on account of the redemption provisions of the Subordinated Debt Securities, in the event of (1) default in the payment of any principal of, premium, if any, or interest on any Senior Indebtedness of the Company when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise (a "Payment Default"), unless and until such Payment Default has been cured or waived or otherwise has ceased to exist or (2) any other event of default with respect to any Designated Senior Indebtedness permitting the holders of such Designated Senior Indebtedness (or a trustee or other representative on behalf of the holders thereof) to declare such Designated Senior Indebtedness due and payable prior to the date on which it would otherwise have become due and payable, upon written notice thereof to the Company and the Subordinated Trustee by any holders of such Designated Senior Indebtedness (or a trustee or other representative on behalf of the holders thereof) (the "Payment Notice"), unless and until such event of default shall have been cured or waived or otherwise has ceased to exist, PROVIDED that such payments may not be prevented under clause (2) above for more than 179 days after an applicable Payment Notice has been received by the Subordinated Trustee unless the Designated Senior Indebtedness in respect of which such event of default exists has been declared due and payable in its entirety, in which case no such payment may be made until such acceleration has been rescinded or annulled or such Designated Senior Indebtedness has been paid in full. In the case of (2) above, no event of default that existed or was continuing on the date of any Payment Notice (whether or not such event of default is on the same issue of Designated Senior Indebtedness) may be made the basis for the giving of a second Payment Notice, and only one such Payment Notice may be given in any 365-day period.

    In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company (other than certain junior securities of the Company) is received by the Subordinated Trustee or the Holders of Subordinated Debt Securities at a time when such payment or distribution is prohibited by the foregoing provisions, then, unless such payment or distribution is no longer prohibited by the foregoing provisions, such payment or distribution shall be received and held in trust by the Subordinated Trustee or such Holders or the Paying Agent for the benefit of the holders of Senior Indebtedness of the Company, and shall be paid or delivered by the Subordinated Trustee or such Holders or the Paying Agent, as the case may be, to the holders of the Senior Indebtedness of the Company remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness of the Company may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness of the Company held or represented by each, for application to the payment of all Senior Indebtedness in full after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

    Upon any distribution of assets of the Company or upon any dissolution, winding up, total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or a similar proceeding or upon assignment for the benefit of creditors, (1) the holders of all Senior Indebtedness of the Company will first be entitled to receive payment in full before the Holders of Subordinated Debt Securities are entitled to receive any payment on account of the principal of, premium, if any, and interest on or any Additional Amounts with respect to the Subordinated Debt Securities (other than certain junior securities of the Company) and (2) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than certain junior securities of the Company) to which the Holders of Subordinated Debt Securities or the Subordinated Trustee on behalf of such Holders would be entitled, except for the subordination provisions contained in the Subordinated Indenture, will be paid by the liquidating trustee or agent or other person making such a payment or distribution directly to the holders of Senior Indebtedness of the Company or their representative, ratably according to the respective amounts of Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all such Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distributions to the holders of such Senior Indebtedness.

    No provision contained in the Subordinated Indenture or the Subordinated Debt Securities affects the obligation of the Company, which is absolute and unconditional, to pay, when due, principal of, premium, if any, and interest on and any Additional Amounts with respect to the Subordinated Debt Securities. The subordination provisions of the Subordinated Indenture and the Subordinated Debt Securities do not prevent the occurrence of any default or Event of Default under the Subordinated Indenture or limit the rights of the Subordinated Trustee or any Holder of Subordinated Debt Securities, subject to the two preceding paragraphs, to pursue any other rights or remedies with respect to the Subordinated Debt Securities.

    As a result of these subordination provisions, in the event of the liquidation, bankruptcy, reorganization, insolvency, receivership or similar proceeding or an assignment for the benefit of the creditors of the Company or any of its subsidiaries or joint ventures or a marshaling of assets or liabilities of the Company and its subsidiaries and joint ventures, Holders of Subordinated Debt Securities may receive ratably less than other creditors.

    The term "Senior Indebtedness" of the Company, unless otherwise provided with respect to the Subordinated Debt Securities of a series and described in the Prospectus Supplement relating thereto, is defined in the Subordinated Indenture as (1) all Indebtedness of the Company, unless, by the terms of the instrument creating or evidencing such Indebtedness, it is provided that such Indebtedness is not superior in right of payment to the Subordinated Debt Securities or to other Indebtedness which is PARI PASSU with or subordinated to the Subordinated Debt Securities and (2) any modifications, refunding, deferrals, renewals or extensions of any such Indebtedness or securities, notes or other evidences of Indebtedness issued in exchange for such Indebtedness; provided that in no event shall "Senior Indebtedness" include (a) Indebtedness of the Company owed or owing to any subsidiary of the Company or any officer, director or employee of the Company or any subsidiary of the Company, (b) Indebtedness to trade creditors or (c) any liability for taxes owed or owing by the Company.

    The term "Designated Senior Indebtedness," unless otherwise provided with respect to the Subordinated Debt Securities of a series and described in the Prospectus Supplement relating thereto, is defined in the Subordinated Indenture to mean any Senior Indebtedness of the Company that (1) in the instrument evidencing the same or the assumption or guarantee thereof (or related documents to which the Company is a party) is expressly designated as "Designated Senior Indebtedness" for purposes of the Subordinated Indenture and (2) satisfies such other conditions as may be provided with respect to the Subordinated Debt Securities of such series (provided that such instrument or documents may place limitations and conditions on the rights of the holders of such Senior Indebtedness to exercise the rights of Designated Senior Indebtedness).

    If Subordinated Debt Securities are issued under the Subordinated Indenture, the aggregate principal amount of Senior Indebtedness outstanding as of a recent date will be set forth in the Prospectus Supplement. The Subordinated Indenture does not restrict the amount of Senior Indebtedness that the Company may incur.

                              PLAN OF DISTRIBUTION

    The Company may sell the Offered Securities in any of three ways (or in any combination thereof): (1) through underwriters or dealers; (2) directly to a limited number of purchasers or to a single purchaser; or (3) through agents. The Prospectus Supplement with respect to any Offered Securities will set forth the terms of the offering of such Offered Securities, including the name or names of any underwriters, dealers or agents and the respective amounts of such Offered Securities underwritten or purchased by each of them, the initial public offering price of such Offered Securities and the proceeds to the Company from such sale, any discounts, commissions or other items constituting compensation from the Company and any discounts, commissions or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such Offered Securities may be listed. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

    If underwriters are used in the sale of any Offered Securities, such Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Such Offered Securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase such Offered Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such Offered Securities if any are purchased.

    Offered Securities may be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offer or sale of Offered Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

    If so indicated in the Prospectus Supplement, the Company will authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase Offered Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

    Agents and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for the Company and/or any of its affiliates in the ordinary course of business.

    Certain persons participating in any offering of Securities may engage in transactions that stabilize, maintain or otherwise affect the price of the Securities offered. In connection with the offering, the underwriters or agents, as the case may be, may purchase and sell the Offered Securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose or preventing or retarding a decline in the market price of the Offered Securities; and syndicate short positions involve the sale by the underwriters or agents, as the case may be, of a greater number of Offered Securities than they are required to purchase from the Company in the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the Offered Securities sold for their account may be reclaimed by the syndicate if such Offered Securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Offered Securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time. These transactions may be effected on the New York Stock Exchange, on the Pacific Stock Exchange, in the over-the-counter market or otherwise. For a description of these activities, see "Plan of Distribution" or "Underwriting" in the relevant Prospectus Supplement.

    Unless otherwise indicated in the Prospectus Supplement, we do not intend to list any of the Offered Securities on a national securities exchange. No assurances can be given that there will be a market for the Securities.

                                 LEGAL MATTERS

    Certain legal matters in connection with the Securities offered hereby will be passed upon for the Company by Gerald A. Morton, Vice President--Law and Corporate Secretary of the Company. Mr. Morton owns approximately 3,961 shares of the Company's Common Stock directly and through the Company's tax advantaged savings plan and options to purchase an aggregate of 29,000 shares of the Company's Common Stock, which are or become exercisable in periodic installments through August 1, 2001.

                                    EXPERTS

    The financial statements incorporated by reference in this Prospectus and elsewhere in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

    The estimates of oil and gas reserves and discounted present values of estimated future net revenues incorporated by reference in this Prospectus and elsewhere in this Registration Statement were prepared by Ryder Scott, and are included herein in reliance upon the authority of said firm as experts with respect to those matters.

                  SUBJECT TO COMPLETION, DATED MARCH 26, 1999

PROSPECTUS

                                  $250,000,000
                             POGO PRODUCING COMPANY
                      Junior Subordinated Debt Securities
                                  Common Stock
                                  POGO TRUST I
                                 POGO TRUST II
 Trust Preferred Securities fully and unconditionally guaranteed, as set forth herein, by
                             POGO PRODUCING COMPANY

Pogo Producing Company
5 Greenway Plaza, Suite 2700
Houston, Texas 77046
(713) 297-5000


CONSIDER CAREFULLY THE      THE TRUSTS
RISK FACTORS BEGINNING ON   Pogo Trust I and Pogo Trust II are subsidiaries of Pogo Producing
PAGE 6.                     Company. The Trusts are statutory business trusts created under
The information in this     Delaware law. They exist for the purpose of issuing trust preferred
Prospectus is not complete  securities.
and may be changed. We may  THE OFFERING
not sell these securities   JUNIOR SUBORDINATED DEBT SECURITIES
until the Registration      By this Prospectus, the Company may offer junior subordinated debt
Statement filed with the    securities. The Company's obligations under these debt securities will
Securities and Exchange     be unsecured and subordinate and junior in right of payment to all
Commission is effective.    other Senior Debt (as defined herein) of the Company. The Company may
This Prospectus is not an   issue and sell these junior subordinated debt securities to the Trusts
offer to sell these         in connection with the Trusts' investment of proceeds from the sale of
securities and it is not    their trust preferred securities and common securities. Under certain soliciting an offer to buy  circumstances the Trusts may be dissolved and these junior subordinated
these securities in any     debt securities will be distributed to holders of the Trusts' trust
state where the offer or    preferred securities. The junior subordinated debt securities may be
sale is not permitted.      convertible into common stock of the Company.
We will provide additional  TRUST PREFERRED SECURITIES
terms of our securities in  By this Prospectus, the Trusts may offer and sell trust preferred one or more supplements to  securities representing undivided beneficial interests in the assets of
this Prospectus. You        the issuing Trust. The Trusts will use the proceeds from the sale of
should read this            their trust preferred securities and common securities to purchase
Prospectus and the related  junior subordinated debt securities of the Company.
Prospectus Supplement       GUARANTEE
carefully before you        The Company will fully and unconditionally guarantee the Trusts'
invest in our securities.   payment obligations with respect to their trust preferred securities on
This Prospectus may not be  the terms described in this Prospectus and the accompanying Prospectus used to offer and sell our  Supplement.
securities unless           RELATED OFFERING
accompanied by a            Related to this offering, the Company may offer by separate Prospectus
Prospectus Supplement.      unsecured senior and subordinated debt securities and preferred stock.
                            The aggregate initial offering price to the public of the securities offered by this Prospectus and the other Prospectus will not exceed
                            $250,000,000.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is             , 1999

                               TABLE OF CONTENTS
                                   PROSPECTUS

                                                                                                                PAGE
                                                                                                                -----
About This Prospectus......................................................................................           2

Where You Can Find More Information........................................................................           3

Incorporation of Certain Documents by Reference............................................................           3

The Company................................................................................................           4

Forward-Looking Statements.................................................................................           5

Use of Proceeds............................................................................................           6

Ratio of Earnings to Fixed Charges.........................................................................           6

Risk Factors...............................................................................................           6

The Trusts.................................................................................................          12

Description of the Preferred Securities....................................................................          18

Description of the Preferred Securities Guarantees.........................................................          18

Description of the Junior Subordinated Debt Securities.....................................................          22

Plan of Distribution.......................................................................................          30

Legal Matters..............................................................................................          31

Experts....................................................................................................          31

                            ------------------------

                             ABOUT THIS PROSPECTUS

    This Prospectus is part of a Registration Statement filed by Pogo Producing Company ("we" or the "Company") with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process that registers Preferred Securities of Pogo Trust I and Pogo Trust II and Junior Subordinated Debt Securities and Preferred Securities Guarantees of the Company, each of which may be sold under this Prospectus (the "Securities") and debt securities and preferred stock of the Company (any of which may be convertible into Common Stock of the Company) that may be sold under a separate Company Prospectus. The definition of Preferred Securities is on page 12 of this Prospectus under "The Trusts"; the definition of Junior Subordinated Debt Securities is on page 22 of this Prospectus under "Description of the Junior Subordinated Debt Securities," and the definition of Preferred Securities Guarantees is on page 19 of this Prospectus under "Description of the Preferred Securities Guarantees." Under this shelf process, we may sell any combination of the securities described in this Prospectus or the related Company Prospectus, either separately or in units, in one or more offerings up to an aggregate initial offering price of $250,000,000. This Prospectus provides you with a general description of the Securities. Each time we sell Securities, we will provide a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus. You should read this Prospectus and the applicable Prospectus Supplement together with the additional information described under the heading "Where You Can Find More Information" below.

    The Registration Statement that contains this Prospectus (including the exhibits to the Registration Statement) contains additional information about the Company and the Securities. That Registration Statement can be read at the SEC's web site or at the SEC's offices mentioned under the heading "Where You Can Find More Information."

    We have not included separate financial statements of the Trusts in this Prospectus. We do not consider that such financial statements would be material to holders of the Trusts' trust preferred securities because:

    - Each Trust is a newly created special purpose entity;

    - Each Trust has no operating history or independent operations; and

    - Neither Trust is engaged in nor does it propose to engage in any activity other than holding the Junior Subordinated Debt Securities (as defined herein), issuing the Trust Securities (as defined herein) and any other activity related thereto or specifically authorized by the Trust's Declaration (as defined herein).

    Furthermore, taken together, the Company's obligations under the Junior Subordinated Debt Securities, the Indenture, the Declarations and the Preferred Securities Guarantees (each as defined herein) provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the Trusts' preferred securities. See "The Trusts," "Description of the Preferred Securities," "Description of the Preferred Securities Guarantees" and "Description of the Junior Subordinated Debt Securities." In addition, we do not expect that the Trusts will file reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Commission.

                      WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    We "incorporate by reference" into this Prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Prospectus and information that we subsequently file with the SEC will automatically update this Prospectus. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the initial filing of the Registration Statement that contains this Prospectus and prior to the time that we sell all the Securities offered by this Prospectus:

    - Our Annual Report on Form 10-K, as amended, for the year ended December 31, 1998;

    - The description of the Common Stock contained in our Registration Statement on Form 8-A, as may be amended from time to time to update that description;

    - The descriptions of the Company's Rights associated with the Common Stock contained in our Registration Statement on Form 8-A, as may be amended from time to time to update that description.

    You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:

          Pogo Producing Company
           Corporate Secretary
           5 Greenway Plaza, Suite 2700
           Houston, Texas 77046
           (713) 297-5017

    You should rely only on the information incorporated by reference or set forth in this Prospectus or the applicable Prospectus Supplement. We have not authorized anyone else to provide you with different information. We may only use this Prospectus to sell Securities if it is accompanied by a Prospectus Supplement. We are only offering these Securities in states where the offer is permitted. You should not assume that the information in this Prospectus or the applicable Prospectus Supplement is accurate as of any date other than the dates on the front of those documents.

                                  THE COMPANY

    The Company is an independent oil and gas exploration and production company, based in Houston, Texas. Incorporated in 1970, the Company has, in recent years, established a record of increasing its proven hydrocarbon reserves, principally through exploration, exploitation and development of its properties and the selective acquisition of additional interests in producing properties in which the Company already has an interest. Through a portfolio of domestic and international properties, the Company concentrates its efforts on a mix of both offshore and onshore opportunities which provide a balanced exposure to oil and natural gas production. In recent years, the Company has concentrated its efforts in selected areas where it believes that its expertise, competitive acreage position, or ability to quickly take advantage of new opportunities offer the possibility of relatively high rates of return. Domestically, the Company has an extensive Gulf of Mexico reserve and acreage position and is also active in the Permian Basin of southeast New Mexico and west Texas and in other selected areas of Texas and Louisiana. Internationally, the Company, through its subsidiary Thaipo Limited, owns an interest in the 734,000 acre Block B8/32 concession license in the Gulf of Thailand (the "Thailand Concession") and, through its subsidiary Pogo Canada, Ltd. Inc., also owns interests in approximately 142,000 gross acres in Canada.

    Rutherford-Moran Oil Corporation, one of the parties to the joint operating agreement for the Thailand Concession under which Thaipo is currently the operator, has become a wholly owned subsidiary of Chevron Corporation. Chevron has also entered into an agreement to acquire a majority of the stock of Palang Sophon Limited (another party to that joint operating agreement). As a result of these transactions, Chevron owns or controls, directly or indirectly, 53.66% of the working interests in the Thailand Concession. Subject to approval by the government of Thailand, Thaipo has agreed to transfer operatorship to a subsidiary of Chevron on or about September 30, 1999.

BUSINESS STRATEGY

    The Company's business strategy is to maximize profitability and shareholder value by:

    (1) increasing hydrocarbon production levels, leading to increased revenues, cash flow and earnings,

    (2) replacing and expanding its proven hydrocarbon reserves base,

    (3) maintaining appropriate levels of debt and interest, and controlling overhead and operating costs, and

    (4) expanding exploration and production activities into new and promising geographic areas consistent with Company expertise.

    The principal executive offices of the Company are located at the following address:

          Pogo Producing Company
           5 Greenway Plaza, Suite 2700
           Houston, Texas 77046
           (713) 297-5017

    Additional information concerning the Company and its subsidiaries is included in the Company reports and other documents incorporated by reference in this Prospectus. See "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

                           FORWARD-LOOKING STATEMENTS

    Certain of the statements contained or incorporated by reference in this Prospectus and the accompanying Prospectus Supplement are forward-looking statements. The use of any of the words "anticipate," "estimate," "expect," "may," "project," "believe" and similar expressions are intended to identify uncertainties. Although the Company believes the expectations reflected in those forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties, and the Company cannot assure that those expectations will prove to have been correct. The Company's actual results could differ materially from those anticipated in these forward-looking statements. The following are some of the factors that could cause actual results to differ from those expressed or implied in the forward-looking statements contained herein:

    - the cyclical nature of the oil and natural gas industries

    - uncertainties associated with the United States and worldwide economies

    - current and potential governmental regulatory actions in countries where the Company owns an interest

    - substantial competitor production increases resulting in oversupply and declining prices

    - the Company's ability to implement cost reductions

    - the Company's ability to raise additional capital or sell assets

    - operating interruptions (including leaks, explosions, fires, mechanical failure, unscheduled downtime, transportation interruptions, and spills and releases and other environmental risks)

    - fluctuations in foreign currency exchange rates in areas of the world where the Company owns an interest, particularly Southeast Asia

    - covenant restrictions in the Company's indebtedness

    - the impact of the Year 2000 issue

    Many of those factors are beyond the Company's ability to control or predict. Management cautions against putting undue reliance on forward-looking statements or projecting any future results based on such statements or present or prior earnings levels.

    All subsequent written and oral forward-looking statements attributable to the Company and persons acting on its behalf are qualified in their entirety by the cautionary statements contained in this section and elsewhere in this Prospectus.

                                USE OF PROCEEDS

    Except as otherwise described in any Prospectus Supplement, the Company anticipates that any net proceeds from the sale of Securities will be used for general corporate purposes, which may include, but are not limited to:

    - repayments or refinancings of indebtedness

    - working capital

    - capital expenditures

    - acquisitions and repurchases or redemptions of the Company's equity securities

    - investment in short-term securities

    Each Trust will use all proceeds received from the sale of its Trust Securities to purchase Junior Subordinated Debt Securities from the Company.

                       RATIO OF EARNINGS TO FIXED CHARGES

    The following table sets forth the Company's consolidated ratio of earnings to fixed charges for the periods as shown.

                                                                                          YEAR ENDED DECEMBER 31,
                                                                           -----------------------------------------------------
                                                                             1994       1995       1996       1997       1998
                                                                           ---------  ---------  ---------  ---------  ---------
Ratio of earnings to fixed charges.......................................       5.1x       2.1x       4.6x       3.2x         (1)

------------------------

(1) Earnings are insufficient to cover fixed charges by $80,230,000.

    The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges. For this purpose, earnings are defined as income before income taxes plus fixed charges excluding capitalized interest. Fixed charges consist of interest expense and the estimated interest component of rent expense.

                                  RISK FACTORS

    YOUR INVESTMENT IN ANY OF THE SECURITIES INVOLVES CERTAIN RISKS. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS AND THOSE IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT BEFORE DECIDING WHETHER AN INVESTMENT IN THAT SECURITY IS SUITABLE FOR YOU.

VOLATILITY OF OIL AND GAS MARKETS AFFECTS US

    MARKET PRICES ARE VOLATILE

    Our profitability and cash flow depend greatly on the market prices of oil and natural gas. Those market prices have historically been seasonal, cyclical and volatile. They depend on many factors, including weather, economic, political and regulatory conditions that we cannot control. Commencing in 1997, the average prices for our production have generally declined. Oil prices have reached lows that, on a historic inflation adjusted basis, are almost unprecedented. In the past, we have at times curtailed production to mitigate the effects of low market prices. We may do so again. The significant drop in oil and gas prices has had a serious adverse effect on our cash flow and continued low prices could seriously affect our operations and financial condition and could in some cases result in a further reduction in funds available under our bank credit agreement.

    HEDGING TRANSACTIONS MAY NOT PREVENT LOSSES

    We cannot predict future oil and gas prices with certainty. Accordingly, we sometimes execute contracts on a portion of our production to hedge against market price changes. In the past, we have not entered hedging transactions exceeding 50% of our total oil and gas production on an energy equivalent basis for any given period. Hedging transactions are intended to limit the negative effect of further price declines, but could also limit our participation in significant price increases for the covered period. We cannot be certain that hedging transactions will reduce the effect of any substantial declines in oil and gas prices. As of March 15, 1999, we were not a party to any natural gas futures contracts, crude oil swap agreements or other commodity hedging agreements.

WE ARE SUBJECT TO UNCERTAINTIES IN RESERVE ESTIMATES AND FUTURE NET REVENUES

    There is substantial uncertainty in estimating quantities of proved reserves and projecting future production rates and the timing of development expenditures. No one can measure underground accumulations of oil and gas in an exact way. Accordingly, oil and gas reserve engineering requires subjective estimations of those accumulations. Estimates of other engineers might differ widely from those of our independent reserve engineers, Ryder Scott Company Petroleum Engineers ("Ryder Scott"). Accuracy of reserve estimates depends on the quality of available data and on engineering and geological interpretation and judgment. Ryder Scott may make material changes to reserve estimates based on the results of actual drilling, testing, and production. As a result, our reserve estimates often differ from the quantities of oil and gas we ultimately recover. Also, we make certain assumptions regarding future oil and gas prices, production levels, and operating and development costs that may prove incorrect. Any significant variance from these assumptions could greatly affect our estimates of reserves and future net revenues.

WE ARE SUBJECT TO OPERATING AND UNINSURED RISKS

    We must continually acquire or explore for and develop new oil and natural gas reserves to replace those produced and sold. Our hydrocarbon reserves and revenues will decline if we are not successful in our drilling, acquisition or exploration activities. Although we have historically maintained our reserves base primarily through successful exploration and development operations, we cannot assure that future efforts will be similarly successful. Casualty risks and other operating risks could cause reserves and revenues to decline.

    WE ARE SUBJECT TO VARIOUS CASUALTY RISKS

    Our onshore and offshore operations are subject to the following inherent casualty risks:

    - blowouts, cratering, and explosions

    - uncontrollable flows of oil, natural gas or well fluids

    - fires

    - pollution and other environmental risks

    - hazards of marine and helicopter operations (capsizing, collision and adverse weather and sea conditions)

    We could suffer substantial financial losses due to any of the following:

    - injury or loss of life

    - severe damage to and destruction of property and equipment

    - pollution and other environmental damage

    - suspension of operations

    WE MAY NOT HAVE ENOUGH INSURANCE TO COVER SOME OPERATING RISKS

    We carry insurance which we believe is in accordance with customary industry practices, but we are not fully insured against all casualty risks incident to our business.

    WE ARE SUBJECT TO VARIOUS OTHER OPERATING RISKS

    Numerous risks affect our drilling activities, including the risk of drilling non-productive wells or dry holes. The cost of drilling, completing and operating wells and of installing production facilities and pipelines is often uncertain. Also, our drilling operations could diminish or cease because of any of the following:

    - title problems

    - weather conditions

    - noncompliance with governmental requirements

    - shortages or delays in the delivery or availability of equipment or fabrication yards

Moreover, effective marketing of our natural gas production depends on a number of factors, such as the following:

    - existing market supply of and demand for natural gas

    - the proximity of our reserves to pipelines

    - the available capacity of such pipelines

    - government regulations

The marketing of oil and gas production similarly depends on the availability of pipelines and other transportation, processing and refining facilities, and the existence of adequate markets. As a result, even if hydrocarbons are discovered in commercial quantities, a substantial period of time may elapse before commercial production commences. If pipeline facilities in an area are insufficient, we may have to wait for the construction or expansion of pipeline capacity before we can market production from that area. See "--We face additional risks related to our operations in the Kingdom of Thailand."

WE DEPEND ON OTHER OPERATORS

    Even on properties we do not operate, we try to maintain significant influence over the nature and timing of exploration and development activities to the extent we can. However, we have limited influence over operations on a significant percentage of our oil and gas properties, including control over the maintenance of safety and environmental standards. For those properties:

    - operators could refuse to initiate exploration or development projects (in which case we may propose desired exploration or development activities)

    - if we proceed with any of those projects the operator has refused to initiate, we may not receive any funding from the operator with respect to that project

    - the operators may initiate exploration or development projects on a slower schedule than we prefer

    - the operator may propose to drill more wells or build more facilities on a project than we have funds for, which may mean that we cannot participate in those projects or share in a substantial share of the revenues from those projects

Any of these events could significantly affect our anticipated exploration and development activities.

WE HAVE SUBSTANTIAL CAPITAL REQUIREMENTS

    We have substantial anticipated capital requirements. Our ongoing capital requirements consist primarily of the following items:

    - funding our 1999 capital and exploration budget

    - other allocations for acquisition, development, production, exploration and abandonment of oil and gas reserves

    - costs associated with our Thailand operations

    - future dividend payments

From 1996 to 1998, we increased our capital and exploration expenditures from $206.2 million to $214.8 million. Our 1999 capital and exploration budget has been established by our Board of Directors at $170 million (excluding purchased reserves and interest capitalized).

    We plan to finance anticipated ongoing expenses and capital requirements with funds generated from the following sources:

    - available cash and cash investments

    - cash provided by operating activities

    - funds available under our bank credit agreement after the application of proceeds from the notes offering

    - our uncommitted bank line of credit and banker's acceptances

    - capital we believe we can raise through debt and convertible preferred equity offerings

    - asset sales

We believe the funds provided by these sources will be sufficient to meet our 1999 cash requirements. However, the uncertainties and risks associated with future performance and revenues, as described in this section, will ultimately determine our liquidity and ability to meet our anticipated capital requirements.

WE FACE SIGNIFICANT COMPETITION

    The oil and gas industry is highly competitive. We compete with major oil companies, other independent oil and gas concerns and individual producers and operators. Many of these competitors have much greater financial and other resources than us. Moreover, the oil and gas industry competes with other industries in supplying the energy and fuel needs of industrial, commercial and other consumers. Increased competition causing oversupply or depressed prices could greatly affect our operations revenues.

WE ARE SUBJECT TO VARIOUS GOVERNMENT REGULATIONS AND ENVIRONMENTAL RISKS

    WE ARE SUBJECT TO VARIOUS LEGAL LIMITATIONS

    We and our subsidiaries are subject to various foreign and domestic laws and regulations on taxation, exploration and development, and environmental and safety matters in countries where we own or operate properties. Many laws and regulations require drilling permits and govern the spacing of wells, the prevention of waste, rates of production and other matters. These statutes and regulations, and any others that are passed by the jurisdictions where we have production could limit the total number of wells drilled or the total allowable production from successful wells, which could limit revenues.

    WE ARE SUBJECT TO VARIOUS ENVIRONMENTAL LIABILITIES

    We could incur liability to governments or third parties for any unlawful discharge of oil, gas or other pollutants into the air, soil or water, including responsibility for remedial costs. We could potentially discharge oil or natural gas into the environment in any of the following ways:

    - from a well or drilling equipment at a drill site

    - leakage from storage tanks, pipelines or other gathering and transportation facilities

    - damage to oil or natural gas wells resulting from accidents during normal operations

    - blowouts, cratering or explosions

Environmental discharges may move through soil to water supplies or adjoining properties, giving rise to additional liabilities. Some laws and regulations could impose liability for failure to notify the proper authorities of a discharge and other failures to comply with those laws. Environmental laws may also affect the costs of our acquisitions of properties. We do not believe that its environmental risks are materially different from those of comparable companies in the oil and gas industry. However, we cannot assure that environmental laws will not, in the future, result in decreased production, substantially increased costs of operations or other adverse effects to our combined operations and financial condition. Pollution and similar environmental risks generally are not fully insurable.

OUR FOREIGN OPERATIONS SUBJECT US TO ADDITIONAL RISKS

    Our ownership and operations in Thailand, Canada, and any other foreign areas where we may choose to do business, are subject to the various risks inherent in foreign operations. These risks may include the following:

    - currency restrictions and exchange rate fluctuations

    - loss of revenue, property and equipment due to expropriation, nationalization, war, insurrection and other political risks

    - risks of increases in taxes and governmental royalties

    - renegotiation of contracts with governmental entities and quasi-governmental agencies

    - changes in laws and policies governing operations of foreign-based companies

    - other uncertainties arising out of foreign government sovereignty

    - inability to fund foreign operations from the United States

United States laws and policies on foreign trade, taxation and investment may also adversely affect international operations. In addition, if a dispute arises from foreign operations, foreign courts may have exclusive jurisdiction over the dispute, or we may not be able to subject foreign persons to the jurisdiction of United States courts. We seek to manage these risks by concentrating our international operations in areas where we believe that the existing government is stable and favorably disposed towards United States oil and gas companies.

WE FACE ADDITIONAL RISKS RELATED TO OUR OPERATIONS IN THE KINGDOM OF THAILAND

    Additional risks and uncertainties affect the marketing and sales of hydrocarbons from our Block B8/32 Concession located in the Gulf of Thailand (the "Thailand Concession"). We expect that all the natural gas we produce from the Thailand Concession will be sold to The Petroleum Authority of Thailand ("PTT"), which maintains a monopoly over gas transmission and distribution in Thailand. Two major natural gas pipelines owned and operated by PTT cross the Thailand Concession. These pipelines may become full due to production from the Tantawan Field, the Benchamas Field and other fields in the Gulf of Thailand. We cannot assure, even if we are successful in exploration efforts, that we will be able to successfully and profitably transport, process, refine and market the oil and gas we produce.

    PTT has constructed a lateral pipeline from its main pipeline to the Tantawan production area and has agreed to take the gas produced from that area pursuant to a gas sales agreement (the "Gas Sales Agreement"). If the Company and our joint venture partners in the Tantawan Field fail to deliver the required reserves or production rates of natural gas at a specified quality level under the Gas Sales Agreement, we may be obligated to contribute to PTT's costs for the construction of the lateral pipeline. Also, if the Tantawan joint venturers fail to deliver the minimum daily rates under the Gas Sales Agreement, PTT has the right to take from subsequent deliveries an amount equal to the quantity of undelivered gas at 75% of the contract price. Commencing on October 1, 1998, we and our joint venture partners have been delivering less natural gas than is being nominated by PTT under the Gas Sales Agreement. We have not been able to meet our contractual minimum delivery obligations for a number of reasons, including declining production from existing wells, the need to shut-in existing wells while drilling or working over additional wells from the same platform and our decision to emphasize oil and condensate production from the Tantawan Field. We anticipate that we will suffer a penalty on a portion of our future production. We are currently unable to predict the amount of any such penalty, but we believe the amount could be material. Thai governmental royalties, other governmental charges and income taxes also affect cash flow from our operations. We expect all gas sales to be carried out in Baht, the Thai currency. Fluctuations in the exchange rate between Thai Baht and U.S. dollars could also adversely affect the anticipated profits of our operations in Thailand.

SOUTHEAST ASIA ECONOMIC ISSUES AFFECT US

    We conduct a substantial portion of our oil and gas production and sales in Southeast Asia. In recent months, Southeast Asia in general, and the Kingdom of Thailand in particular, have experienced severe economic difficulties, including sharply reduced economic activity, illiquidity, highly volatile foreign currency exchange rates and unstable stock markets. The Thailand government and other governments in the region are currently acting to address these issues. However, the economic difficulties in Thailand and the volatility of the Thai Baht against the U.S. dollar will continue to have a material impact on our Thailand operations and the prices we receive for our oil and gas production there. In early July 1997, the government of the Kingdom of Thailand announced that the value of the Baht would be set against the dollar and other currencies under a "managed float" program arrangement. This led to a substantial decline in value of the Thai Baht compared to the U.S. dollar, resulting in our experiencing foreign currency transaction losses during 1997. During 1998, the value of the Thai Baht generally strengthened against the U.S. dollar, resulting in our experiencing foreign currency transaction gains. However, we cannot predict what the Thai Baht to dollar exchange rate may be in the future. Moreover, we anticipate that this exchange rate will remain volatile.

LIQUIDITY AND CASH FLOW PROBLEMS OF OUR PARTNERS MAY AFFECT US

    Due to the recent decline in oil and gas prices, many of our partners, particularly the smaller ones, are experiencing liquidity and cash flow problems. These problems may lead to their attempting to delay or slow down the pace of drilling or project development in order to conserve cash, to a point that we believe is detrimental to the project. In most cases, we have the ability to influence the pace of development through our joint operating agreements. Some partners may be unwilling or unable to pay their share of the costs of projects as they become due. At worst, a partner may declare bankruptcy and refuse or be unable to pay its share of the costs of a project. We would then be required to pay this partner's share of the project costs. In most instances, we believe that we are contractually protected from such an event through our ability to take over the non-paying partner's share of the project and by applicable oil and gas lien laws and bankruptcy laws. We believe that we would ultimately recover any sums that we are owed by non-paying partners that do not meet their share of the costs of a project in a timely fashion.

WE HAVE YEAR 2000 RISKS

    Many existing computer programs and components were designed and developed to use a two-digit field to indicate the year in an applicable date field, which could result from the improper processing of dates for years after 1999. This issue is commonly known as the "Year 2000 Issue." The Year 2000 Issue is a broad business issue, which could affect financial and business applications as well as automated systems and instrumentation of ours and third parties with whom we do business. There can be no guarantee that third parties of business importance to us will successfully reprogram or replace, and test, all of their own computer hardware, software and process control systems to ensure such systems are Year 2000 ready. Failure by us, third parties of business importance to us and/or other constituents such as governments to become Year 2000 ready on a timely basis could have a material adverse effect on our financial position and results of operations.

                                   THE TRUSTS

    Each of Pogo Trust I and Pogo Trust II (each a "Trust," and collectively the "Trusts") is a statutory business trust created on March 18, 1999 under the Delaware Business Trust Act (the "Business Trust Act") pursuant to separate declarations of trust among the Trustees (as defined herein) of each Trust and the Company and the filing of a certificate of trust with the Secretary of State of the State of Delaware. Each such declaration will be amended and restated in its entirety (as so amended and restated, the "Declaration," and together, the "Declarations") as of the date the respective Trust initially issues trust preferred securities representing preferred undivided beneficial interests in the assets of such Trust (the "Preferred Securities"). Each Declaration will be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

    The following description summarizes the material terms of the Declarations and is qualified in its entirety by reference to the form of Declaration, which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part, and the Trust Indenture Act.

    The address of the principal office of each Trust is c/o Pogo Producing Company, 5 Greenway Plaza, Suite 2700, Houston, Texas 77046, and the telephone number of each Trust at such address is (713) 297-5000.

PREFERRED SECURITIES

    Upon issuance of any Preferred Securities by a Trust, the holders thereof will own all of the issued and outstanding Preferred Securities of such Trust. The Company will, directly or indirectly, acquire common securities representing common undivided beneficial interests in the assets of each Trust (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities") in an amount equal to 3% of the total capital of such Trust and will own, directly or indirectly, all of the issued and outstanding Common Securities of each Trust. The Preferred Securities and the Common Securities will rank PARI PASSU with each other and will have equivalent terms; provided that (1) if a Declaration Event of Default (as defined under "--Events of Default") under the Declaration of a Trust occurs and is continuing, the holders of Preferred Securities of such Trust will have a priority over holders of the Common Securities of such Trust with respect to payments in respect of distributions and payments upon liquidation, redemption and maturity and (2) the holders of Common Securities have the exclusive right (subject to the terms of the applicable Declaration) to appoint, remove or replace the

Trustees and to increase or decrease the number of Trustees. Each Trust exists for the purposes of (a) issuing its Preferred Securities, (b) issuing its Common Securities to the Company, (c) investing the gross proceeds from the sale of its Trust Securities in Junior Subordinated Debt Securities of the Company and (d) engaging in only such other activities as are necessary, convenient or incidental thereto or are specifically authorized in its Declaration. The rights of the holders of the Preferred Securities of a Trust, including economic rights, rights to information and voting rights, are set forth in the applicable Declaration, the Business Trust Act and the Trust Indenture Act.

POWERS AND DUTIES OF TRUSTEES

    The number of trustees (the "Trustees") of each Trust will initially be five. Three of the Trustees (the "Regular Trustees") are individuals who are officers, directors or employees of the Company. The fourth Trustee will be Wilmington Trust Company, which is unaffiliated with the Company and serves as the property trustee (the "Property Trustee") and acts as the indenture trustee under the Declaration for purposes of the Trust Indenture Act. The fifth Trustee is Wilmington Trust Company, which has its principal place of business in the State of Delaware (the "Delaware Trustee"). Pursuant to each Declaration, legal title to the Junior Subordinated Debt Securities purchased by a Trust will be owned by and held of record in the name of the Property Trustee in trust for the benefit of the holders of the Trust Securities of such Trust, and the Property Trustee will have the power to exercise all rights, powers and privileges under the Indenture (as defined under "Description of the Junior Subordinated Debt Securities") with respect to such Junior Subordinated Debt Securities. In addition, the Property Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments in respect of the Junior Subordinated Debt Securities purchased by a Trust for the benefit of the holders of its Trust Securities. The Property Trustee will promptly make distributions to the holders of the Trust Securities out of funds from the Property Account. The Preferred Securities Guarantees are separately qualified under the Trust Indenture Act and will be held by Wilmington Trust Company (the "Guarantee Trustee"), acting in its capacity as indenture trustee with respect thereto, for the benefit of the holders of the applicable Preferred Securities. As used in this Prospectus and any accompanying Prospectus Supplement, the term "Property Trustee" with respect to a Trust refers to Wilmington Trust Company acting either in its capacity as a Trustee under the related Declaration and the holder of legal title to the Junior Subordinated Debt Securities purchased by such Trust or in its capacity as the Guarantee Trustee under the applicable Preferred Securities Guarantee, as the context may require. The Company, as the direct or indirect owner of all of the Common Securities of each Trust, will have the exclusive right to appoint, remove or replace Trustees and to increase or decrease the number of Trustees, provided that the number of Trustees will be, except under certain circumstances, at least five and the majority of Trustees will be Regular Trustees. The term of a Trust will be set forth in the applicable Prospectus Supplement, but may dissolve earlier as provided in the applicable Declaration.

    The duties and obligations of the Trustees of a Trust will be governed by the Declaration of such Trust, the Business Trust Act and the Trust Indenture Act. Under its Declaration, each Trust will not, and the Trustees will cause such Trust not to, engage in any activity other than in connection with the purposes of such Trust or other than as required or authorized by the related Declaration. In particular, each Trust will not and the Trustees will cause each Trust not to (1) invest any proceeds received by such Trust from holding the Junior Subordinated Debt Securities purchased by such Trust but will promptly distribute from the Property Account all such proceeds to holders of Trust Securities pursuant to the terms of the related Declaration and of its Trust Securities; (2) acquire any assets other than as expressly provided in the related Declaration; (3) possess property of such Trust for other than a Trust purpose; (4) make any loans, other than loans represented by the Junior Subordinated Debt Securities; (5) possess any power or otherwise act in such a way as to vary the assets of such Trust or the terms of its Trust Securities in any way whatsoever, except as expressly provided in the related Declaration; (6) issue any securities or other evidences of beneficial ownership of, or beneficial interests in, such Trust other than its Trust Securities; (7) incur any indebtedness for borrowed money; (8) direct the time, method and place for conducting any proceeding for any remedy available to the Indenture Trustee (as defined under "Description of the Junior Subordinated Debt Securities") or exercising any trust or power conferred upon the Indenture Trustee with respect to the Junior Subordinated Debt Securities deposited in such Trust as trust assets; (9) waive any past default that is waivable under the Indenture; (10) exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of all of the Junior Subordinated Debt Securities deposited in such Trust as trust assets without, in the case of clauses (8), (9) and (10), obtaining the prior approval of the holders of a majority in liquidation amount of all outstanding Trust Securities of such Trust; (11) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debt Securities deposited in such Trust as trust assets, where such consent is required, unless in the case of this clause (11) the Property Trustee shall have received an opinion of counsel experienced in such matters to the effect that such amendment, modification, or termination will not cause more than an insubstantial risk that for United States federal income tax purposes such Trust will not be classified as a grantor trust; (12) take or consent to any action that would result in the placement of a lien, pledge, charge, mortgage or other encumbrance on any of the property of such Trust; (13) vary the investment (within the meaning of Treasury Regulation Section 301.7701-4(c)) of such Trust or of the holders of its Trust Securities; (14) after the issuance of its Preferred Securities, enter into any contract or agreement (other than any depositary agreement or any agreement with any securities exchange or automated quotation system) that does not expressly provide that the holders of such Preferred Securities, in their capacities as such, have limited liability (in accordance with the provisions of the Business Trust Act) for the liabilities and obligations of such Trust or (15) revoke any action previously authorized or approved by a vote of the holders of its Preferred Securities except by subsequent vote of such holders.

BOOKS AND RECORDS

    The books and records of each Trust will be maintained at the principal office of such Trust and will be open for inspection by a holder of Preferred Securities of such Trust or his authorized representative for any purpose reasonably related to his interest in such Trust during normal business hours.

VOTING

    Holders of Preferred Securities generally will have limited voting rights, relating only to the modification of the Preferred Securities, and under certain circumstances, to the exercise of a Trust's rights as holder of the Junior Subordinated Debt Securities and the Preferred Securities Guarantee. The holders of the Preferred Securities will not be able to appoint, remove or replace, or to increase or decrease the number of, Trustees, which rights are vested exclusively in the holders of the Common Securities.

THE PROPERTY TRUSTEE

    The Property Trustee, for the benefit of the holders of the Trust Securities of a Trust, is authorized under each Declaration to exercise all rights under the Indenture with respect to the Junior Subordinated Debt Securities deposited in such Trust as trust assets, including its rights as the holder of such Junior Subordinated Debt Securities to enforce the Company's obligations under such Junior Subordinated Debt Securities upon the occurrence of an Indenture Event of Default (as defined herein under "Description of the Junior Subordinated Debt Securities--Indenture Events of Default"). The Property Trustee will also be authorized to enforce the rights of holders of the Preferred Securities of a Trust under the related Preferred Securities Guarantee. If any Trust's failure to make distributions on the Preferred Securities of such Trust is a consequence of the Company's exercise of any right under the terms of the Junior Subordinated Debt Securities deposited in such Trust as trust assets to extend the interest payment period for such Junior Subordinated Debt Securities, the Property Trustee will have no right to enforce the payment of distributions on such Preferred Securities until a Declaration Event of Default shall have occurred. If a Declaration Event of Default has occurred and is continuing, then the holders of at least a majority in liquidation amount of the Preferred Securities of a Trust will have the right to direct the Property Trustee for such Trust with respect to certain matters under the related Declaration and the related Preferred Securities Guarantee. If the Property Trustee fails to enforce its rights under the applicable series of Junior Subordinated Debt Securities, any holder of Preferred Securities, to the extent permitted by applicable law, may, after a period of 30 days has elapsed from such Holder's written request to the Property Trustee to enforce such rights, institute a legal proceeding directly against the Company to enforce such rights without first instituting any legal proceeding against the Property Trustee or any other person. Notwithstanding the foregoing, if a Declaration Event of Default under the applicable Declaration has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal, or premium, if any, on the applicable series of Junior Subordinated Debt Securities on the date such interest, principal or premium is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities of such Trust may directly institute a proceeding for enforcement of payment to such holder of the principal of, premium, if any, or interest on the applicable series of Junior Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder (a "Holder Direct Action") on or after the respective due date specified in the applicable series of Junior Subordinated Debt Securities. In connection with such Holder Direct Action, the Company will be subrogated to the rights of such holder of Preferred Securities under the applicable Declaration to the extent of any payment made by the Company to such holder of Preferred Securities in such Holder Direct Action. Except as expressly provided in the preceding sentences or in the applicable Prospectus Supplement, the holders of Preferred Securities of such Trust will not be able to exercise directly any other remedy available to the holders of the applicable series of Junior Subordinated Debt Securities.

DISTRIBUTIONS

    Pursuant to each Declaration, distributions on the Preferred Securities of a Trust must be paid on the dates payable to the extent that the Property Trustee for such Trust has cash on hand in the applicable Property Account to permit such payment. The funds available for distribution to the holders of the Preferred Securities of a Trust will be limited to payments received by the Property Trustee in respect of the Junior Subordinated Debt Securities that are deposited in such Trust as trust assets. If the Company does not make interest payments on the Junior Subordinated Debt Securities deposited in such Trust as trust assets, the Property Trustee will not make distributions on the Preferred Securities of such Trust. Under each Declaration, if and to the extent the Company does make interest payments on the Junior Subordinated Debt Securities deposited in a Trust as trust assets, the Property Trustee is obligated to make distributions on the Trust Securities of such Trust on a Pro Rata Basis (as defined below). The payment of distributions on the Preferred Securities of a Trust is guaranteed by the Company as and to the extent set forth under "Description of the Preferred Securities Guarantees." A Preferred Securities Guarantee is a guarantee from the time of issuance of the Preferred Securities, but the Preferred Securities Guarantee covers distributions and other payments on the applicable Preferred Securities only if and to the extent that the Company has made a payment to the Property Trustee of interest or principal, or premium, if any, on the Junior Subordinated Debt Securities deposited in a Trust as trust assets. As used in this Prospectus, the term "Pro Rata Basis" shall mean pro rata to each holder of Trust Securities of a Trust according to the aggregate liquidation amount of the Trust Securities of such Trust held by the relevant holder in relation to the aggregate liquidation amount of all Trust Securities of such Trust outstanding unless, in relation to a payment, a Declaration Event of Default under the related Declaration has occurred and is continuing, in which case any funds available to make such payment will be paid first to each holder of the Preferred Securities of such Trust pro rata according to the aggregate liquidation amount of the Preferred Securities held by the relevant holder in relation to the aggregate liquidation amount of all the Preferred Securities of such Trust outstanding, and only after satisfaction of all amounts owed to the holders of such Preferred Securities, to each holder of Common Securities of such Trust pro rata according to the aggregate liquidation amount of such Common Securities held by the relevant holder in relation to the aggregate liquidation amount of all Common Securities of such Trust outstanding.

EVENTS OF DEFAULT

    If an Indenture Event of Default occurs and is continuing with respect to the Junior Subordinated Debt Securities deposited in a Trust as trust assets, an Event of Default under the Declaration (a "Declaration Event of Default") of such Trust will occur and be continuing with respect to any outstanding Trust Securities of such Trust. In such event, each Declaration provides that the holders of Common Securities of such Trust will be deemed to have waived any such Declaration Event of Default with respect to the Common Securities until all Declaration Events of Default with respect to the Preferred Securities of such Trust have been cured or waived or otherwise eliminated. Until all such Declaration Events of Default with respect to the Preferred Securities of such Trust have been so cured waived or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the holders of the Preferred Securities of such Trust and only the holders of such Preferred Securities will have the right to direct the Property Trustee with respect to certain matters under such Declaration and consequently under the Indenture. In the event that any Declaration Event of Default with respect to the Preferred Securities of such Trust is waived by the holders of the Preferred Securities of such Trust as provided in the Declaration, the holders of Common Securities of such Trust pursuant to such Declaration have agreed that such waiver also constitutes a waiver of such Declaration Event of Default with respect to such Common Securities for all purposes under the Declaration without any further act, vote or consent of the holders of such Common Securities. The Property Trustee will notify each holder of Preferred Securities of a Trust of any notice of default with respect to the related Junior Subordinated Debt Securities, unless such default has been cured before the giving of such notice or the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers (as that term is defined in the applicable Declaration) of the Property Trustee in good faith determines that the withholding of such notice is in the interests of the holders of the Trust Securities of such Trust.

RECORD HOLDERS

    Each Declaration provides that the Trustees of such Trust may treat the person in whose name a certificate representing its Preferred Securities is registered on the books and records of such Trust as the sole holder thereof and of the Preferred Securities represented thereby for purposes of receiving distributions and for all other purposes and, accordingly, will not be bound to recognize any equitable or other claim to or interest in such certificate or in the Preferred Securities represented thereby on the part of any person, whether or not the Trustees of such Trust shall have actual or other notice thereof. Preferred Securities will be issued in fully registered form. Unless otherwise specified in a Prospectus Supplement, Preferred Securities will be represented by one or more global certificates registered on the books and records of such Trust in the name of a depositary (the "Depositary") named in an accompanying Prospectus Supplement or its nominee. Under each Declaration:

    (1) such Trust and the Trustees thereof will be entitled to deal with the Depositary (or any successor depositary) for all purposes, including the payment of distributions and receiving approvals, votes or consents under the related Declaration, and except as set forth in the related Declaration with respect to the issuance of definitive certificates representing the Preferred Securities, will have no obligation to persons owning a beneficial interest in

       Preferred Securities ("Preferred Security Beneficial Owners") registered in the name of and held by the Depositary or its nominee; and

    (2) the rights of Preferred Security Beneficial Owners will be exercised only through the Depositary (or any successor depositary) and will be limited to those established by law and agreements between such Preferred Security Beneficial Owners and the Depositary and/or its participants. With respect to Preferred Securities registered in the name of and held by the Depositary or its nominee, all notices and other communications required under each Declaration will be given to, and all distributions on such Preferred Securities will be given or made to, the Depositary (or its successor).

    The specific terms of the depositary arrangement with respect to the Preferred Securities of a Trust will be disclosed in the applicable Prospectus Supplement.

DEBTS AND OBLIGATIONS

    In each Declaration, the Company has agreed to pay all debts and obligations (other than with respect to the related Trust Securities) and all costs and expenses of the applicable Trust, including the fees and expenses of its Trustees and any taxes and all costs and expenses with respect thereto, to which such Trust may become subject, except for United States withholding taxes. The foregoing obligations of the Company under each Declaration are for the benefit of, and will be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of the Company directly against the Company, and the Company has irrevocably waived any right or remedy to require that any such Creditor take any action against any Trust or any other person before proceeding against the Company. The Company will be subrogated to all rights of a Trust in respect of any amounts paid to any Creditor by the Company. The Company has agreed in each Declaration to execute such additional agreements as may be necessary or desirable in order to give full effect to the foregoing.

                    DESCRIPTION OF THE PREFERRED SECURITIES

    Each Trust may issue, from time to time, only one series of Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Declaration of each Trust authorizes the Regular Trustees of such Trust to issue on behalf of such Trust one series of Preferred Securities. Each Declaration will be qualified as an indenture under the Trust Indenture Act. The Preferred Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as set forth in the related Declaration or made part of such Declaration by the Trust Indenture Act. Reference is made to the Prospectus Supplement relating to the Preferred Securities of a Trust for specific terms, including (1) the specific designation of such Preferred Securities, (2) the number of Preferred Securities issued by such Trust, (3) the annual distribution rate (or method of calculation thereof) for Preferred Securities issued by such Trust, the date or dates upon which such distributions will be payable and the record date or dates for the payment of such distributions, (4) whether distributions on the Preferred Securities issued by such Trust will be cumulative, and, in the case of Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Preferred Securities issued by such Trust will be cumulative, (5) the amount or amounts which will be paid out of the assets of such Trust to the holders of Preferred Securities of such Trust upon voluntary or involuntary dissolution, winding-up or termination of such Trust, (6) the obligation or right, if any, of such Trust to purchase or redeem Preferred Securities issued by such Trust and the price or prices at which, the period or periods within which and the terms and conditions upon which Preferred Securities issued by such Trust will or may be purchased or redeemed, in whole or in part, pursuant to such obligation or right, (7) the voting rights, if any, of Preferred Securities issued by such Trust in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities, as a condition to specified actions or amendments to the Declaration of such Trust, (8) terms for any conversion or exchange into other securities, (9) the rights, if any, to defer distributions on the Preferred Securities by extending the interest payment period on the Junior Subordinated Debt Securities and (10) any other relevant, terms, rights, preferences, privileges, limitations or restrictions of Preferred Securities issued by such Trust consistent with the Declaration of such Trust or with applicable law. All Preferred Securities offered hereby will be guaranteed by the Company as and to the extent set forth below under "Description of the Preferred Securities Guarantees." Certain United States federal income tax considerations applicable to any offering of Preferred Securities will be described in the Prospectus Supplement relating thereto.

    In connection with the issuance of the Preferred Securities, each Trust will issue one series of Common Securities. The Declaration of each Trust authorizes the Regular Trustees of such Trust to issue on behalf of such Trust one series of Common Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as set forth therein. The terms of the Common Securities issued by a Trust will be substantially identical to the terms of the Preferred Securities issued by such Trust and the Common Securities will rank PARI PASSU, and payments will be made thereon on a Pro Rata Basis with the Preferred Securities except that if a Declaration Event of Default occurs and is continuing, the rights of the holders of such Common Securities to payment in respect of distributions and payments upon liquidation, redemption and maturity will be subordinated to the rights of the holders of such Preferred Securities. The Common Securities issued by a Trust will also carry the right to vote and to appoint, remove or replace any of the Trustees of such Trust. All of the Common Securities issued by a Trust will be directly or indirectly owned by the Company.

               DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES

    The payment of periodic cash distributions with respect to the Preferred Securities of each Trust out of moneys held by the Property Trustee of each Trust, and payments on liquidation of each Trust and redemption of Preferred Securities of each Trust, will be fully and unconditionally guaranteed by the Company as described herein (each such guarantee, a "Preferred Securities Guarantee"). Set forth below is a summary of the Preferred Securities Guarantees that will be executed and delivered by the Company for the benefit of the holders from time to time of Preferred Securities. Each Preferred Securities Guarantee will be separately qualified under the Trust Indenture Act and will be held by Wilmington Trust Company, acting in its capacity as indenture trustee with respect thereto (the "Guarantee Trustee"), for the benefit of holders of the Preferred Securities of the applicable Trust. The terms of each Preferred Securities Guarantee will be those set forth in such Preferred Securities Guarantee and those made part of such Guarantee by the Trust Indenture Act. This description summarizes the material terms of the Preferred Securities Guarantees and is qualified in its entirety by reference to the form of Preferred Securities Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act.

GENERAL

    Pursuant to each Preferred Securities Guarantee, the Company will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the Preferred Securities issued by a Trust, the Guarantee Payments (as defined herein) (without duplication of amounts theretofore paid by such Trust), as and when due, regardless of any defense, right of set-off or counterclaim that such Trust may have or assert. The following payments or distributions with respect to Preferred Securities issued by a Trust to the extent not paid or made by or on behalf of such Trust will be subject to such Preferred Securities Guarantee (without duplication): (1) any accumulated and unpaid distributions on such Preferred Securities, and the redemption price, including all accumulated and unpaid distributions to, but excluding, the date of redemption, with respect to such Preferred Securities called for redemption by such Trust but if and only to the extent that in each case the Company has made a payment to the related Property Trustee of interest or principal, or premium, if any, on the Junior Subordinated Debt Securities deposited in such Trust as trust assets and (2) upon a voluntary or involuntary dissolution, winding-up or termination of such Trust (other than in connection with the distribution of Junior Subordinated Debt Securities to the holders of such Preferred Securities in exchange for Preferred Securities or the redemption of all of such Preferred Securities upon the maturity or redemption of the Junior Subordinated Debt Securities), the lesser of (a) the aggregate of the liquidation amount and all accumulated and unpaid distributions on such Preferred Securities to the date of payment, to the extent such Trust has funds on hand legally available therefor, and (b) the amount of assets of such Trust remaining available for distribution to holders of such Preferred Securities in liquidation of such Trust as required by applicable law (the "Guarantee Payments"). The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of such Preferred Securities or by causing the applicable Trust to pay such amounts to such holders.

    The Preferred Securities Guarantee is a guarantee from the time of issuance of the applicable Preferred Securities, but the Preferred Securities Guarantee covers distributions and other payments on such Preferred Securities only if and to the extent that the Company has made a payment to the Property Trustee of interest or principal, or premium if any, on the Junior Subordinated Debt Securities deposited in the applicable Trust as trust assets. If the Company does not make interest, principal or premium, if any, payments on the Junior Subordinated Debt Securities deposited in the applicable Trust as trust assets, the Property Trustee will not make distributions on the Preferred Securities of such Trust and the Trust will not have funds available therefor.

    The Company's obligations under the Declaration for each Trust, the Preferred Securities Guarantee issued with respect to Preferred Securities issued by such Trust, the Junior Subordinated Debt Securities purchased by such Trust and the Indenture, in the aggregate, will provide a full and unconditional guarantee on a subordinated basis by the Company of payments due on the Preferred Securities issued by such Trust.

CERTAIN COVENANTS OF THE COMPANY

    In each Preferred Securities Guarantee, the Company will covenant that, so long as any Preferred Securities issued by the applicable Trust remain outstanding, the Company will not (1) declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its capital stock (other than (a) dividends or distributions in shares of, or options, warrants, rights to subscribe for or purchase shares of, common stock of the Company, (b) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) as a result of a reclassification of the Company's capital stock or the exchange or the conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (d) the payment of accrued dividends and the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, or (e) purchases of the Company's common stock related to the issuance of the Company's common stock or rights under any of the Company's benefit plans for its directors, officers or employees, any of the Company's dividend reinvestment plans or stock purchase plans, or any of the benefit plans of any of the Company's affiliates for such affiliates' directors, officers or employees), (2) make any payment of principal or of interest or premium, if any, on or repay, repurchase or redeem any debt security of the Company that ranks PARI PASSU with or junior in interest to the Junior Subordinated Debt Securities deposited in such Trust or (3) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company (other than pursuant to a Preferred Securities Guarantee) if such guarantee ranks PARI PASSU with or junior in interest to the Junior Subordinated Debt Securities deposited in such Trust, if at such time (x) the Company shall be in default with respect to its Guarantee Payments or other payment obligations under the related Preferred Securities Guarantee, (y) there shall have occurred any Declaration Event of Default under the applicable Declaration or (z) the Company shall have given notice of its election to defer payments of interest on the Junior Subordinated Debt Securities by extending the interest payment period as provided in the terms of the Junior Subordinated Debt Securities deposited in such Trust as trust assets and such period, or any extension thereof, is continuing. In addition, so long as any Preferred Securities of a Trust remain outstanding, the Company has agreed (1) to remain the sole direct or indirect owner of all of the outstanding Common Securities of such Trust and not to cause or permit such Common Securities to be transferred except to the extent permitted by the applicable Declaration; provided that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of such Common Securities and (2) to use reasonable efforts to cause such Trust to continue to be treated as a grantor trust for United States federal income tax purposes except in connection with a distribution of Junior Subordinated Debt Securities to the holders of such Preferred Securities as provided in the applicable Declaration.

AMENDMENTS AND ASSIGNMENT

    Except with respect to any changes that do not adversely affect the rights of holders of Preferred Securities in any material respect (in which case no consent will be required), each Preferred Securities Guarantee may be amended only with the prior approval of the Company and the holders of not less than a majority in liquidation amount of the outstanding Preferred Securities issued by the applicable Trust. The manner of obtaining any such approval of holders of such Preferred Securities will be set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in a Preferred Securities Guarantee shall bind the successors, assignees, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Preferred Securities of the applicable Trust then outstanding. Except in connection with a consolidation, merger or sale involving the Company that is permitted under the Indenture, the Company may not assign its obligations under any Preferred Securities Guarantee.

TERMINATION OF THE PREFERRED SECURITIES GUARANTEE

    Each Preferred Securities Guarantee will terminate and be of no further force and effect as to the Preferred Securities issued by the applicable Trust
(1) upon full payment of the redemption price of all Preferred Securities of such Trust, (2) upon distribution of the Junior Subordinated Debt Securities to the holders of the Trust Securities of such Trust in exchange for all of the Trust Securities issued by such Trust or (3) upon full payment of the amounts payable in accordance with the applicable Declaration upon liquidation of such Trust. Notwithstanding the foregoing, each Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities issued by the applicable Trust must restore payment of any sums paid with respect to such Preferred Securities or under such Preferred Securities Guarantee.

STATUS OF THE PREFERRED SECURITIES GUARANTEE

    The Company's obligation under each Preferred Securities Guarantee to make the Guarantee Payments will constitute an unsecured obligation of the Company and will rank (1) subordinate and junior in right of payment to all other liabilities of the Company, including the Junior Subordinated Debt Securities, except those made PARI PASSU or subordinate by their terms, and (2) senior to all capital stock (other than the most senior preferred stock issued, from time to time, if any, by the Company, which preferred stock will rank PARI PASSU with each Preferred Securities Guarantee) now or hereafter issued by the Company and to any guarantee now or hereafter entered into by the Company in respect of any of its capital stock (other than the most senior preferred stock issued, from time to time, if any, by the Company). The Company's obligations under each Preferred Securities Guarantee will rank PARI PASSU with respect to obligations under other guarantee agreements which it may enter into from time to time to the extent that (1) such agreements shall be entered into in substantially the form of the Preferred Securities Guarantee and provide for comparable guarantees by the Company of payment on preferred securities issued by other trusts, partnerships or other entities affiliated with the Company that are financing vehicles of the Company and (2) the debentures or other evidences of indebtedness of the Company relating to such preferred securities are junior subordinated, unsecured indebtedness of the Company. The Company's obligations under each Preferred Securities Guarantee are effectively subordinated to all existing and future liabilities, including trade payables, of the Company's subsidiaries, except to the extent that the Company is a creditor of the subsidiaries and is recognized as such. Each Declaration provides that each holder of Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the related Preferred Securities Guarantee.

    Each Preferred Securities Guarantee will constitute a guarantee of payment and not merely of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity). Each Preferred Securities Guarantee will be deposited with the Guarantee Trustee, as indenture trustee, to be held for the benefit of the holders of the Preferred Securities issued by the applicable Trust. The Guarantee Trustee will have the right to enforce the Preferred Securities Guarantee on behalf of the holders of the Preferred Securities issued by the applicable Trust. The holders of not less than a majority in aggregate liquidation amount of the Preferred Securities issued by the applicable Trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the related Preferred Securities Guarantee or exercising any trust or other power conferred upon the Guarantee Trustee under such Preferred Securities Guarantee. If the Guarantee Trustee fails to enforce such Preferred

Securities Guarantee as above provided, any holder of Preferred Securities issued by the applicable Trust may institute a legal proceeding directly against the Company to enforce its rights under such Preferred Securities Guarantee without first instituting a legal proceeding against the applicable Trust, the Guarantee Trustee or any other person or entity. Notwithstanding the foregoing, if the Company has failed to make a Guarantee Payment, a holder of Preferred Securities may directly institute a proceeding against the Company for enforcement of the applicable Preferred Securities Guarantee for such payment without first instituting a legal proceeding against the applicable Trust, the Guarantee Trustee or any other person or entity.

MISCELLANEOUS

    The Company will be required to provide annually to the Guarantee Trustee a statement as to the performance by the Company of certain of its obligations under each Preferred Securities Guarantee and as to any default in such performance. The Company is required to file annually with the Guarantee Trustee an officers' certificate as to the Company's compliance with all conditions under each Preferred Securities Guarantee.

    The Guarantee Trustee, prior to the occurrence of an event of default under a Preferred Securities Guarantee and after the curing or waiving of all events of default that may have occurred, will undertake to perform only such duties as are specifically set forth in the applicable Preferred Securities Guarantee, and no implied covenants will be read into such Preferred Securities Guarantee. After a default with respect to a Preferred Securities Guarantee has occurred, the Guarantee Trustee shall exercise such of the rights and powers vested in it by such Preferred Securities Guarantee, and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to such provision, the Guarantee Trustee is under no obligation to exercise any of the rights or powers vested in it by a Preferred Securities Guarantee at the request or direction of any holder of the applicable Preferred Securities unless it is offered security and indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred thereby.

GOVERNING LAW

    Each Preferred Securities Guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

             DESCRIPTION OF THE JUNIOR SUBORDINATED DEBT SECURITIES

    The Company may issue from time to time one or more series of Junior Subordinated Debt Securities ("Junior Subordinated Debt Securities") under a Junior Subordinated Indenture (the "Indenture") between the Company and Wilmington Trust Company, as trustee (the "Indenture Trustee"). The Indenture will be qualified under the Trust Indenture Act. The form of the Indenture has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. The following description summarizes the material terms of the Indenture, and is qualified in its entirety by reference to the Indenture and the Trust Indenture Act. Whenever particular provisions or defined terms in the Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein. Section and article references used herein are references to provisions of the Indenture.

GENERAL

    The Junior Subordinated Debt Securities will be unsecured junior subordinated obligations of the Company. The Indenture does not limit the amount of additional indebtedness the Company or any of its subsidiaries may incur. The Company's rights and the rights of its creditors, including the holders of

Junior Subordinated Debt Securities, to participate in the assets of any subsidiary of the Company upon the latter's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors, except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary.

    The Indenture does not limit the aggregate principal amount of indebtedness that may be issued thereunder and provides that Junior Subordinated Debt Securities may be issued thereunder from time to time in one or more series. The Junior Subordinated Debt Securities are issuable in one or more series pursuant to an indenture supplemental to the Indenture.

    In the event Junior Subordinated Debt Securities are issued to a Trust in connection with the issuance of Trust Securities by such Trust, such Junior Subordinated Debt Securities subsequently may be distributed pro rata to the holders of such Trust Securities in connection with the dissolution of such Trust at the election of the Company or upon the occurrence of certain events described in the Prospectus Supplement relating to such Trust Securities. Only one series of Junior Subordinated Debt Securities will be issued to each Trust in connection with the issuance of the Trust Securities by such Trust.

    Reference is made to the Prospectus Supplement which will accompany this Prospectus for the following terms of the series of Junior Subordinated Debt Securities being offered thereby (to the extent such terms are applicable to the Junior Subordinated Debt Securities of such series): (1) the specific designation of such Junior Subordinated Debt Securities, aggregate principal amount, purchase price and premium, if any; (2) any limit on the aggregate principal amount of such Junior Subordinated Debt Securities; (3) the date or dates on which the principal of such Junior Subordinated Debt Securities is payable and the right to shorten, extend or defer such date or dates; (4) the rate or rates at which such Junior Subordinated Debt Securities will bear interest or the method of calculating such rate or rates, if any; (5) the date or dates from which such interest shall accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any such interest payment dates; (6) the right, if any, to extend or defer the interest payment periods and the duration of such extension; (7) the period or periods within which, the price or prices at which, and the terms and conditions upon which, such Junior Subordinated Debt Securities may be redeemed, in whole or in part, at the option of the Company;
(8) the obligation, if any, of the Company to redeem or purchase such Junior Subordinated Debt Securities pursuant to any sinking fund or analogous provisions (including payments made in cash in anticipation of future sinking fund obligations) or at the option of the holder thereof and the period or periods for which, the price or prices at which, the currency or currencies (including currency unit or units) in which and the terms and conditions upon which, such Junior Subordinated Debt Securities will be redeemed or purchased, in whole or part, pursuant to such obligation; (9) any exchangeability, conversion or prepayment provisions of the Junior Subordinated Debt Securities;
(10) any applicable United States federal income tax consequences, including whether and under what circumstances the Company will pay additional amounts on the Junior Subordinated Debt Securities held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem such Junior Subordinated Debt Securities rather than pay such additional amounts;
(11) the form of such Junior Subordinated Debt Securities; (12) if other than denominations of $25 or any integral multiple thereof, the denominations in which such Junior Subordinated Debt Securities will be issuable; (13) any and all other terms with respect to such series, including any modification of or additions to the events of default or covenants provided for with respect to such series, and any terms which may be required by or advisable under applicable laws or regulations not inconsistent with the Indenture; and (14) whether such Junior Subordinated Debt Securities are issuable as a global security, and in such case, the identity of the depositary. (Section 2.01)

    Unless otherwise indicated in the Prospectus Supplement relating thereto, the Junior Subordinated Debt Securities will be issued in United States dollars in fully registered form without coupons in denominations of $25 or integral multiples thereof. Junior Subordinated Debt Securities may be presented for exchange and Junior Subordinated Debt Securities in registered form may be presented for transfer in the manner, at the places and subject to the restrictions set forth in the Junior Subordinated Debt Securities and the Prospectus Supplement. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the Junior Subordinated Debt Securities.

    Junior Subordinated Debt Securities may bear interest at a fixed rate or a floating rate. Junior Subordinated Debt Securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate will be sold at a discount below their stated principal amount. Special United States federal income tax considerations applicable to any such discounted Junior Subordinated Debt Securities or to certain Junior Subordinated Debt Securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes will be described in the relevant Prospectus Supplement.

CERTAIN COVENANTS OF THE COMPANY APPLICABLE TO THE JUNIOR SUBORDINATED DEBT
  SECURITIES

    If Junior Subordinated Debt Securities are issued to a Trust in connection with the issuance of Trust Securities by such Trust, the Company will covenant in the Indenture that, so long as the Preferred Securities issued by the applicable Trust remain outstanding, the Company will not (1) declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its capital stock (other than (a) dividends or distributions in shares of, or options, warrants, rights to subscribe for or purchase shares of, common stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) as a result of a reclassification of the Company's capital stock or the exchange or the conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (d) the payment of accrued dividends and the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, or (e) purchases of the Company's common stock related to the issuance of the Company's common stock or rights under any of the Company's benefit plans for its directors, officers, employees, any of the Company's dividend reinvestment plans or stock purchase plans, or any of the benefit plans of any of the Company's affiliates for such affiliates' directors, officers or employees), (2) make any payment of principal or of interest or premium, if any, on or repay, repurchase or redeem any debt security of the Company that, ranks PARI PASSU with or junior in interest to the Junior Subordinated Debt Securities deposited in such Trust or (3) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company (other than pursuant to a Preferred Securities Guarantee) if such guarantee ranks PARI PASSU with or junior in interest to the Junior Subordinated Debt Securities deposited in such Trust, if at such time (x) the Company shall be in default with respect to its Guarantee Payments or other payment obligations under the related Preferred Securities Guarantee, (y) there shall have occurred any Indenture Event of Default with respect to the Junior Subordinated Debt Securities deposited in such Trust as Trust assets or (z) the Company shall have given notice of its election to defer payments of interest on the Junior Subordinated Debt Securities by extending the interest payment period as provided in the terms of the Junior Subordinated Debt Securities deposited in such Trust as Trust assets and such period, or any extension thereof, is continuing. In addition, if Junior Subordinated Debt Securities are issued to a Trust in connection with the issuance of Trust Securities by such Trust, for so long as any Preferred Securities issued by the applicable Trust remain outstanding, the Company has agreed (1) to remain the sole direct or indirect owner of all of the outstanding Common Securities issued by the applicable Trust and not to cause or permit such

Common Securities to be transferred except to the extent permitted by the applicable Declaration; provided that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of the Common Securities issued by the applicable Trust, (2) to comply fully with all of its obligations and agreements contained in the related Declaration and (3) to use reasonable efforts to cause the applicable Trust to continue to be treated as a grantor trust for United States federal income tax purposes except in connection with a distribution of Junior Subordinated Debt Securities to holders of Preferred Securities issued by the applicable Trust as provided in the related Declaration.

SUBORDINATION

    The payment of principal of, premium, if any, and interest on the Junior Subordinated Debt Securities will, to the extent and in the manner set forth in the Indenture, be subordinated and junior in right of payment to the prior payment in full, in cash or cash equivalents, of all Senior Debt of the Company whether outstanding on the date of this prospectus or thereafter incurred.

    Upon any payment by the Company or distribution of assets of the Company to creditors upon any liquidation, dissolution, winding up, receivership, reorganization, assignment for the benefit of creditors, marshaling of assets and liabilities or any bankruptcy, insolvency or similar proceedings of the Company, the holders of all Senior Debt will first be entitled to receive payment in full of all amounts due or to become due thereon before the holders of the Junior Subordinated Debt Securities will be entitled to receive any payment in respect of the principal of, premium, if any, or interest on the Junior Subordinated Debt Securities.

    In the event and during the continuation of any default by the Company in the payment of principal, premium, interest or any other payment due on any Senior Debt, or in the event that the maturity of any Senior Debt has been accelerated because of a default, then, in either case, no payment shall be made by the Company with respect to the principal (including redemption payments) of or premium, if any, or interest on the Junior Subordinated Debt Securities until such default shall have been cured or waived in writing or shall have ceased to exist or such Senior Debt shall have been discharged or paid in full.

    In the event of the acceleration of the maturity of the Junior Subordinated Debt Securities, then no payments shall be made by the Company with respect to the principal (including redemption payments) of or premium, if any, or interest on the Junior Subordinated Debt Securities until the holders of all Senior Debt outstanding at the time of such acceleration shall receive payment in full of such Senior Debt (including any amounts due upon acceleration).

    In the event that, notwithstanding the foregoing, any payment shall be received by the Indenture Trustee or any holder of Junior Subordinated Debt Securities when such payment is prohibited by the preceding paragraphs, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear.

    By reason of such subordination, in the event of insolvency of the Company, funds that would otherwise be payable to holders of Junior Subordinated Debt Securities will be paid to the holders of Senior Debt of the Company to the extent necessary to pay such Senior Debt in full, and the Company may be unable to meet fully its obligations with respect to the Junior Subordinated Debt Securities.

    "Debt" is defined to mean, with respect to any person at any date of determination (without duplication), (1) all indebtedness of such person for borrowed money, (2) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses, (3) all obligations of such person in respect of letters of credit or bankers' acceptances or other similar instruments (or reimbursement obligations with respect thereto) issued on the account of such person, (4) all obligations of such person to pay the deferred purchase price of property or services, except certain trade payables, (5) all obligations of such person as lessee under capitalized leases, (6) all Debt of others secured by a lien on any asset of such person, whether or not such Debt is assumed by such person; provided that, for purposes of determining the amount of any Debt of the type described in this clause, if recourse with respect to such Debt is limited to such asset, the amount of such Debt shall be limited to the lesser of the fair market value of such asset or the amount of such Debt,
(7) all Debt of others guaranteed by such person to the extent such Debt is guaranteed by such person and (8) to the extent not otherwise included in this definition, all obligations of such person for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity prices, forward contracts, options, swaps, collars and similar arrangements.

    "Senior Debt" is defined to mean the principal of (and premium, if any) and interest on all Debt of the Company whether created, incurred or assumed before, on or after the date of the Indenture; provided that such Senior Debt shall not include (1) Debt of the Company that, when incurred and without respect to any election under Section 1111(b) of Title 11, U.S. Code, was without recourse and
(2) any other Debt of the Company which by the terms of the instrument creating or evidencing the same is specifically designated as being subordinated to or PARI PASSU with the Junior Subordinated Debt Securities, and in particular the Junior Subordinated Debt Securities shall rank PARI PASSU with all other debt securities and guarantees issued to any trust, partnership or other entity affiliated with the Company which is a financing vehicle of the Company in connection with an issuance of preferred securities by such financing entity.

INDENTURE EVENTS OF DEFAULT

    The Indenture provides that any one or more of the following described events, which has occurred and is continuing, constitutes an "Indenture Event of Default" with respect to each series of Junior Subordinated Debt Securities:

    (1) failure for 90 days to pay interest on the Junior Subordinated Debt Securities of such series when due; provided that a valid extension of the interest payment period by the Company shall not constitute a default in the payment of interest for this purpose;

    (2) failure to pay principal of or premium, if any, on the Junior Subordinated Debt Securities of such series when due whether at maturity, upon redemption, by declaration or otherwise;

    (3) failure for 90 days to pay any sinking fund or analogous fund payment with respect to the Junior Subordinated Debt Securities of such series;

    (4) failure to duly observe or perform, in any material respect, any other covenant or agreement contained in the Indenture with respect to such series for 90 days after written notice to the Company from the Indenture Trustee or the holders of at least 25% in principal amount of the outstanding Junior Subordinated Debt Securities of such series;

    (5) certain events in bankruptcy, insolvency or reorganization of the Company; or

    (6) any other Indenture Event of Default applicable to the Junior Subordinated Debt Securities of such series. (Section 6.01)

    In each and every such case, unless the principal of all the Junior Subordinated Debt Securities of that series shall have already become due and payable, either the Indenture Trustee or the holders of not less than 25% in aggregate principal amount of the Junior Subordinated Debt Securities of that series then outstanding, by notice in writing to the Company (and to the Indenture Trustee if given by such holders), may declare the principal of all the Junior Subordinated Debt Securities of that series to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable. (Section 6.01)

    The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debt Securities of that series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to such series. (Section 6.06) The Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Debt Securities of that series may declare the principal due and payable immediately upon an Indenture Event of Default with respect to such series, but the holders of a majority in aggregate outstanding principal amount of Junior Subordinated Debt Securities of such series may rescind and annul such declaration and waive the default if the default has been cured and a sum sufficient to pay all matured installments of interest and principal otherwise than by acceleration and any premium has been deposited with the Indenture Trustee. (Sections 6.01 and 6.06)

    The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debt Securities of that series may, on behalf of the holders of all the Junior Subordinated Debt Securities of that series, waive any past default, except a default in the payment of principal, premium, if any, or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal otherwise than by acceleration and any premium has been deposited with the Indenture Trustee) or a call for redemption of the Junior Subordinated Debt Securities of that series. (Section 6.06) The Company is required to file annually with the Indenture Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants under the Indenture. (Section 5.03)

    If Junior Subordinated Debt Securities are issued to a Trust in connection with the issuance of Trust Securities of such Trust, then under the applicable Declaration an Indenture Event of Default with respect to such series of Junior Subordinated Debt Securities will constitute a Declaration Event of Default. If a Declaration Event of Default under the applicable Declaration has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal, or premium, if any, on the applicable series of Junior Subordinated Debt Securities on the date such interest, principal or premium is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities of such Trust may directly institute a Holder Direct Action on or after the respective due date specified in the applicable series of Junior Subordinated Debt Securities (see "The Trusts--The Property Trustee"). In connection with such Holder Direct Action, the Company will be subrogated to the rights of such holder of Preferred Securities under the applicable Declaration to the extent of any payment made by the Company to such holder of Preferred Securities in such Holder Direct Action. Except as expressly provided in the preceding sentences or in the applicable Prospectus Supplement, the holders of Preferred Securities of such Trust will not be able to exercise directly any other remedy available to the holders of the applicable series of Junior Subordinated Debt Securities.

MODIFICATION OF THE INDENTURE

    From time to time the Company and the Indenture Trustee may, without the consent of the holders of Junior Subordinated Debt Securities, amend the Indenture or indentures supplemental thereto for one or more of the following purposes: (1) to evidence the succession of another corporation or other entity to the Company under the Indenture and the Junior Subordinated Debt Securities and the assumption by such successor corporation or other entity of the obligations of the Company thereunder; (2) to add further covenants, restrictions, conditions or provisions for the protection of the holders of Junior Subordinated Debt Securities; (3) to cure any ambiguity or to correct or supplement any provision which may be defective or inconsistent with any other provision; (4) to add to, change or eliminate any of the provisions of the Indenture, provided that any such addition, change or elimination shall become effective only after there are no such Junior Subordinated Debt Securities of any series entitled to the benefit of such provision outstanding; (5) to provide for the issuance of Junior Subordinated Debt Securities in coupon form; (6) to evidence and provide for the acceptance of a successor trustee; (7) to qualify or maintain the qualification of the Indenture under the Trust Indenture Act; (8) to establish the form or terms of a series of Junior Subordinated Debt Securities; and (9) to make any addition, change or elimination of any provision of the Indenture that does not adversely affect the rights of any holder of Junior Subordinated Debt Securities in any material respect. (Section 9.01)

    The Indenture contains provisions permitting the Company and the Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding Junior Subordinated Debt Securities of each series affected by such modification, to modify the Indenture or any supplemental indenture affecting the rights of the holders of such Junior Subordinated Debt Securities; provided that no such modification may, without the consent of the holder of each outstanding Subordinated Debt Security affected thereby, (1) extend the fixed maturity of the Junior Subordinated Debt Securities of any series, reduce the principal amount thereof, reduce the rate or extend the time of payment of interest thereon, reduce any premium payable upon the redemption thereof or (2) reduce the percentage of Junior Subordinated Debt Securities, the holders of which are required to consent to any such modification. (Section 9.02)

BOOK-ENTRY AND SETTLEMENT

    If any Junior Subordinated Debt Securities of a series are represented by one or more global securities (each, a "Global Security"), the applicable Prospectus Supplement will describe the circumstances, if any, under which beneficial owners of interests in any such Global Security may exchange such interests for Junior Subordinated Debt Securities of such series and of like tenor and principal amount in any authorized form and denomination. Principal of and any premium and interest on a Global Security will be payable in the manner described in the applicable Prospectus Supplement.

    The specific terms of the depositary arrangement with respect to any portion of a series of Junior Subordinated Debt Securities to be represented by a Global Security will be described in the applicable Prospectus Supplement.

CONSOLIDATION, MERGER AND SALE

    The Indenture will provide that the Company may not consolidate with or merge into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person and may not permit any person to merge into or consolidate with the Company unless (1) either the Company will be the resulting or surviving entity or any successor or purchaser is a corporation, limited liability company, partnership or trust organized under the laws of the United States of America, any State or the District of Columbia, and any such successor or purchaser expressly assumes the Company's obligations under the Junior Subordinated Debt Securities and the Indenture and (2) immediately after giving effect to the transaction no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default shall have occurred and be continuing. (Section 10.01)

DEFEASANCE AND DISCHARGE

    Under the terms of the Indenture, the Company will be discharged from any and all obligations in respect of a series of the Junior Subordinated Debt Securities (except in each case for certain obligations to register the transfer or exchange of such Junior Subordinated Debt Securities, replace stolen, lost or mutilated Junior Subordinated Debt Securities of such series, maintain paying agencies and hold moneys for payment in trust) if (1) the Company irrevocably deposits with the Indenture Trustee cash or U.S. Government Obligations or a combination thereof, as trust funds in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal of, premium, if any, and interest on all outstanding Junior Subordinated Debt Securities of such series;
(2) such deposit will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which the Company is a party or by which it is bound; (3) the Company delivers to the Indenture Trustee an opinion of counsel to the effect that the holders of the Junior Subordinated Debt Securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance and discharge and that such defeasance and discharge will not otherwise alter holders' United States federal income tax treatment of principal, premium and interest payments on such Junior Subordinated Debt Securities of such series (such opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of the Indenture, since such a result would not occur under current tax law); (4) the Company has delivered to the Indenture Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the defeasance and discharge contemplated by such provision have been complied with; and (5) no event or condition shall exist that pursuant to the applicable subordination provisions, would prevent the Company from making payments of principal of, premium, if any, and interest on the Junior Subordinated Debt Securities at the date of the irrevocable deposit referred to above. (Section 11.01)

GOVERNING LAW

    The Indenture and the Junior Subordinated Debt Securities will be governed by the laws of the State of New York. (Section 13.05)

INFORMATION CONCERNING THE INDENTURE TRUSTEE

    The Indenture Trustee, prior to the occurrence of an Indenture Event of Default and after the curing of all Indenture Events of Default undertakes to perform only such duties as are specifically set forth in the Indenture and, after an Indenture Event of Default has occurred (which has not been cured or waived), shall exercise such of the rights and powers vested in it by the Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. (Section 7.01) Subject to such provision, the Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debt Securities, unless offered security or indemnity satisfactory to it by such holder against the costs, expenses and liabilities that might be incurred thereby. (Section 7.02) The Indenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties or in the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of the Indenture or adequate indemnity against such risk is not reasonably assured to it. (Section 7.01)

    The Company and its subsidiaries maintain commercial banking and trust relationships with the Indenture Trustee and its affiliates.

MISCELLANEOUS

    The Company will have the right at all times to assign any of its rights or obligations under the Indenture to an affiliate; provided that, in the event of any such assignment, the Company will remain jointly and severally liable for all such obligations. Subject to the foregoing, the Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The Indenture provides that it may not otherwise be assigned by the parties thereto other than by the Company to a successor or purchaser pursuant to a consolidation, merger, sale or conveyance permitted by the Indenture. (Section 13.11)

                              PLAN OF DISTRIBUTION

    The Company may sell any series of Junior Subordinated Debt Securities and each Trust may sell its Preferred Securities (the Junior Subordinated Debt Securities and the Preferred Securities are collectively referred to herein as the "Offered Securities") being offered hereby in any of three ways (or in any combination thereof): (1) through underwriters or dealers; (2) directly to a limited number of purchasers or to a single purchaser, or (3) through agents. The Prospectus Supplement with respect to any Offered Securities will set forth the terms of the offering of such Offered Securities, including the name or names of any underwriters, dealers or agents and the respective amounts of such Offered Securities underwritten or purchased by each of them, the initial public offering price of such Offered Securities and the proceeds to the Company or the applicable Trust, as the case may be, from such sale, any discounts, commissions or other items constituting compensation from the Company or the applicable Trust, as the case may be, and any discounts, commissions or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such Offered Securities may be listed. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

    If underwriters are used in the sale of any Offered Securities, such Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Such Offered Securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase such Offered Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such Offered Securities if any are purchased.

    Offered Securities may be sold directly by the Company or a Trust, as the case may be, or through agents designated by the Company or such Trust, as the case may be, from time to time. Any agent involved in the offer or sale of Offered Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company or the applicable Trust, as the case may be, to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

    If so indicated in the Prospectus Supplement, the Company or the applicable Trust, as the case may be, will authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase Offered Securities from the Company or the applicable Trust, as the case may be, at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

    Agents and underwriters may be entitled under agreements entered into with the Company and the applicable Trust to indemnification by the Company and the applicable Trust against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for the Company, the applicable Trust and/or any of their affiliates in the ordinary course of business.

    Certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the Offered Securities. In connection with the offering, the underwriters or agents, as the case may be, may purchase and sell the Offered Securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the Offered Securities; and syndicate short positions involve the sale by the underwriters or agents, as the case may be, of a greater number of Offered Securities than they are required to purchase from the Company or the applicable Trust, as the case may be, in the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the Offered Securities sold for their account may be reclaimed by the syndicate if such Offered Securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Offered Securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time. These transactions may be effected on the New York Stock Exchange, on the Pacific Stock Exchange, in the over-the-counter market or otherwise. For a description of these activities, see "Plan of Distribution" or "Underwriting" in the relevant Prospectus Supplement.

    Unless otherwise indicated in the Prospectus Supplement, the Company does not intend to list any of the Offered Securities on a national securities exchange. No assurances can be given that there will be a market for the Offered Securities.

                                 LEGAL MATTERS

    Unless otherwise indicated in the applicable Prospectus Supplement, certain matters of Delaware law relating to the validity of the Preferred Securities, the enforceability of the applicable Declaration and the formation of the Trusts will be passed upon by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to the Trusts and the Company. The validity of the applicable Preferred Securities Guarantee and the Junior Subordinated Debt Securities offered hereby will be passed upon for the Company by Gerald A. Morton, Vice President--Law and Corporate Secretary of the Company. Mr. Morton owns approximately 3,961 shares of the Company's Common Stock directly and through the Company's tax advantaged savings plan and options to purchase an aggregate of 29,000 shares of the Company's Common Stock, which are or become exercisable in periodic installments through August 1, 2001.

                                    EXPERTS

    The financial statements incorporated by reference in this Prospectus and elsewhere in this Registration Statement have been audited by Arthur Andersen LLP, independent accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

    The estimates of oil and gas reserves and discounted present values of estimated future net revenues incorporated by reference in this Prospectus and elsewhere in this Registration Statement were prepared by Ryder Scott, and are included herein in reliance upon the authority of said firm as experts with respect to those matters.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth the estimated expenses payable by the Company in connection with the offering described in this Registration Statement.

Registration fee..................................................  $  69,500
Printing expenses.................................................     20,000
Accounting fees and expenses......................................     20,500
Legal fees and expenses...........................................    140,000
Trustee fees and expenses.........................................     10,000
Rating agency fees................................................     20,000
Miscellaneous.....................................................     20,000
                                                                    ---------
        Total.....................................................  $ 300,000
                                                                    ---------
                                                                    ---------

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the Delaware General Corporation Law, INTER ALIA, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the shareholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

    Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. The Company maintains policies insuring its and its subsidiaries' officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933, as amended.

    Article XI of the Restated Certificate of Incorporation of the Company eliminates the personal liability of each director of the Company to the Company and its stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director occurring on or after September 30, 1986; provided, however, that such provision does not eliminate or limit the liability of a director (i) for any breach of such director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Title 8, Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which such director derived an improper personal benefit.

    The Bylaws of the Company provide that the Company will indemnify and hold harmless, to the fullest extent permitted by applicable law as in effect as of the date of the adoption of the Bylaws or as it may thereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person. The Bylaws further provide that the Company will indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors of the Company.

    The Bylaws further provide that the Company will pay the expenses incurred in defending any proceeding in advance of its final disposition, PROVIDED, HOWEVER, that the payment of expenses incurred by a director or officer in his capacity as a director or officer (except with regard to service to an employee benefit plan or non-profit organizations in advance of the final disposition of the proceeding) will be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified.

    The Company has placed in effect insurance which purports (a) to insure it against certain costs of indemnification which may be incurred by it pursuant to the aforementioned Bylaw provision or otherwise and (b) to insure the officers and directors of the Company and of specified subsidiaries against certain liabilities incurred by them in the discharge of their functions as officers and directors except for liabilities arising from their own malfeasance.

ITEM 16. EXHIBITS

EXHIBIT NO.                                         DESCRIPTION OF EXHIBIT
-----------  -----------------------------------------------------------------------------------------------------
      *1.1   Form of Underwriting Agreement (Debt Securities)
      *1.2   Form of Underwriting Agreement (Preferred Stock)
      *1.3   Form of Underwriting Agreement (Preferred Securities)
       4.1   Form of Senior Debt Indenture ("Senior Indenture") between the Company and State Street Bank and
             Trust Company, as Trustee
       4.2   Form of Subordinated Debt Indenture ("Subordinated Indenture") between the Company and State Street
             Bank and Trust Company, as Trustee
       4.3   Form of Junior Subordinated Debt Indenture ("Junior Subordinated Indenture") between the Company and
             Wilmington Trust Company, as Trustee
     4.4.1   Declaration of Trust of Pogo Trust I
     4.4.2   Declaration of Trust of Pogo Trust II
       4.5   Form of Amended and Restated Declaration of Trust
     4.6.1   Certificate of Trust of Pogo Trust I
     4.6.2   Certificate of Trust of Pogo Trust II
       4.7   Form of Preferred Security (included in Exhibit 4.3)
    *4.8.1   Form of Supplemental Indenture to Junior Subordinated Indenture
    *4.8.2   Form of Supplemental Indenture to Senior Indenture
    *4.8.3   Form of Supplemental Indenture to Subordinated Indenture
      *4.9   Form of Junior Subordinated Debt Security (included in Exhibit 4.8.1)

EXHIBIT NO.                                         DESCRIPTION OF EXHIBIT
-----------  -----------------------------------------------------------------------------------------------------
      4.10   Form of Preferred Securities Guarantee
     *4.11   Form of Senior Debt Security (included in Exhibit 4.8.2)
     *4.12   Form of Subordinated Debt Security (included in Exhibit 4.8.3)
    **4.13   Restated Certificate of Incorporation of the Company (filed as exhibit 3(a) to the Company's Annual
             Report on form 10-K for the year ended December 31, 1997 and incorporated herein by reference)
    **4.14   Amended and Restated Bylaws of the Company (filed as exhibit 3(b) to the Company's Quarterly Report on form 10-Q for the quarter ended March 31, 1997 and incorporated herein by reference)
    **4.15   Certificate of Designation, Preferences and Rights of Preferred Stock of the Company, dated March 25,
             1997 (filed as Exhibit 3(a)(1) to the Company's Annual Report on Form 10-K for the year ended
             December 31, 1987 and incorporated herein by reference)
    **4.16   Rights Agreement dated as of April 26, 1994 between the Company and Harris Trust Company of New York, as Rights Agent (filed as Exhibit 4 to the Company's Current Report on Form 8-K filed April 26, 1994 and incorporated herein by reference)
    **4.17   Certificate of Designations of Series A Junior Participating Preferred Stock of the Company dated
             April 26, 1994 (filed as Exhibit 4(d) to the Company's Registration Statement on Form S-8 (File No.
             33-54969) filed August 9, 1994 and incorporated herein by reference)
       5.1   Opinion of Gerald A. Morton
     5.2.1   Opinion of Richards, Layton & Finger, P.A. relating to Pogo Trust I
     5.2.2   Opinion of Richards, Layton & Finger, P.A. relating to Pogo Trust II
        *8   Opinion of counsel to the Company as to certain tax matters
      12.1   Statement re Computation of Ratios
      23.1   Consent of Arthur Andersen LLP
      23.2   Consent of Ryder Scott Company Petroleum Engineers
      23.3   Consent of Gerald A. Morton (included in Exhibit 5.1)
      23.4   Consent of Richards, Layton & Finger, P.A. (included in Exhibits 5.2.1 and 5.2.2)
      24.1   Powers of Attorney for the Company
      25.1   Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Senior Trustee under the Senior Indenture
      25.2   Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Subordinated
             Trustee under the Subordinated Indenture
      25.3   Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust
             Company as Trustee under the Junior Subordinated Indenture
    25.4.1   Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust
             Company, as Property Trustee, relating to Pogo Trust I
    25.4.2   Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust
             Company, as Property Trustee, relating to Pogo Trust II.
    25.5.1   Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust
             Company, as Guarantee Trustee, relating to Pogo Trust I
    25.5.2   Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust
             Company, as Guarantee Trustee, relating to Pogo Trust II

------------------------

* To be filed by amendment or by a report on Form 8-K pursuant to Regulation S-K, Item 601(b).

**  Incorporated herein by reference as indicated.

ITEM 17. UNDERTAKINGS

    (a) The undersigned registrants hereby undertake:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or
    (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants' annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the

       Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 26, 1999.

                                POGO PRODUCING COMPANY

                                By:           /s/ PAUL G. VAN WAGENEN
                                     -----------------------------------------
                                                Paul G. Van Wagenen
                                        CHAIRMAN OF THE BOARD, PRESIDENT AND
                                              CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             NAME                         TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Chairman of the Board,
   /s/ PAUL G. VAN WAGENEN        President and Chief
------------------------------    Executive Officer           March 26, 1999
     Paul G. Van Wagenen          (Principal Executive
                                  Officer and Director)

                                Vice President and Chief
    /s/ JOHN W. ELSENHANS         Financial Officer
------------------------------    (Principal Financial        March 26, 1999
      John W. Elsenhans           Officer)

                                Vice President and
      /s/ THOMAS E. HART          Controller
------------------------------    (Principal Accounting       March 26, 1999
        Thomas E. Hart            Officer)

              *
------------------------------  Director                      March 26, 1999
      Jerry M. Armstrong

              *
------------------------------  Director                      March 26, 1999
       Tobin Armstrong

              *
------------------------------  Director                      March 26, 1999
       Jack S. Blanton

              *
------------------------------  Director                      March 26, 1999
      W. M. Brumley, Jr.

             NAME                         TITLE                    DATE
------------------------------  --------------------------  -------------------

              *
------------------------------  Director                      March 26, 1999
     John B. Carter, Jr.

              *
------------------------------  Director                      March 26, 1999
      William L. Fisher

              *
------------------------------  Director                      March 26, 1999
        Gerrit W. Gong

              *
------------------------------  Director                      March 26, 1999
        J. Stuart Hunt

              *
------------------------------  Director                      March 26, 1999
  Frederick A. Klingenstein

              *
------------------------------  Director                      March 26, 1999
       Jack A. Vickers

*By:     /s/ THOMAS E. HART
      -------------------------
           Thomas E. Hart
          ATTORNEY-IN-FACT

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Pogo Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 26, 1999.

                                POGO TRUST I

                                By: Pogo Producing Company, as Sponsor

                                By:  /s/ GERALD A. MORTON
                                     -----------------------------------------
                                     Name: Gerald A. Morton
                                     Title:  Vice President--Law and
                                           Corporate Secretary

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Pogo Trust II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 26, 1999.

                                POGO TRUST II

                                By: Pogo Producing Company, as Sponsor

                                By:  /s/ GERALD A. MORTON
                                     -----------------------------------------
                                     Name: Gerald A. Morton
                                     Title:  Vice President--Law and
                                           Corporate Secretary

                               INDEX TO EXHIBITS

 EXHIBIT
   NO.                                             DESCRIPTION OF EXHIBIT
----------  -----------------------------------------------------------------------------------------------------
     *1.1   Form of Underwriting Agreement (Debt Securities)
     *1.2   Form of Underwriting Agreement (Preferred Stock)
     *1.3   Form of Underwriting Agreement (Preferred Securities)
      4.1   Form of Senior Debt Indenture ("Senior Indenture") between the Company and State Street Bank and
            Trust Company, as Trustee
      4.2   Form of Subordinated Debt Indenture ("Subordinated Indenture") between the Company and State Street
            Bank and Trust Company, as Trustee
      4.3   Form of Junior Subordinated Debt Indenture ("Junior Subordinated Indenture") between the Company and
            Wilmington Trust Company, as Trustee
     4.4.1  Declaration of Trust of Pogo Trust I
     4.4.2  Declaration of Trust of Pogo Trust II
      4.5   Form of Amended and Restated Declaration of Trust
     4.6.1  Certificate of Trust of Pogo Trust I
     4.6.2  Certificate of Trust of Pogo Trust II
      4.7   Form of Preferred Security (included in Exhibit 4.3)
    *4.8.1  Form of Supplemental Indenture to Junior Subordinated Indenture
    *4.8.2  Form of Supplemental Indenture to Senior Debt Indenture
    *4.8.3  Form of Supplemental Indenture to Subordinated Indenture
     *4.9   Form of Junior Subordinated Debt Security (included in Exhibit 4.8.1)
      4.10  Form of Preferred Securities Guarantee
     *4.11  Form of Senior Debt Security (included in Exhibit 4.8.2)
     *4.12  Form of Subordinated Debt Security (included in Exhibit 4.8.3)
    **4.13  Restated Certificate of Incorporation of the Company (filed as exhibit 3(a) to the Company's Annual
            Report on form 10-K for the year ended December 31, 1997 and incorporated herein by reference)
    **4.14  Amended and Restated Bylaws of the Company (filed as exhibit 3(b) to the Company's Quarterly Report on form 10-Q for the quarter ended March 31, 1997 and incorporated herein by reference)
    **4.15  Certificate of Designation, Preferences and Rights of Preferred Stock of the Company, dated March 25,
            1997 (filed as Exhibit 3(a)(1) to the Company's Annual Report on Form 10-K for the year ended
            December 31, 1987 and incorporated herein by reference)
    **4.16  Rights Agreement dated as of April 26, 1994 between the Company and Harris Trust Company of New York, as Rights Agent (filed as Exhibit 4 to the Company's Current Report on Form 8-K filed April 26, 1994 and incorporated herein by reference)
    **4.17  Certificate of Designations of Series A Junior Participating Preferred Stock of the Company dated
            April 26, 1994 (filed as Exhibit 4(d) to the Company's Registration Statement on Form S-8 (File No.
            33-54969) filed August 9, 1994 and incorporated herein by reference)
      5.1   Opinion of Gerald A. Morton
     5.2.1  Opinion of Richards, Layton & Finger, P.A. relating to Pogo Trust I
     5.2.2  Opinion of Richards, Layton & Finger, P.A. relating to Pogo Trust II
     *8     Opinion of counsel to the Company as to certain tax matters
     12.1   Statement re Computation of Ratios
     23.1   Consent of Arthur Andersen LLP
     23.2   Consent of Ryder Scott Company Petroleum Engineers
     23.3   Consent of Gerald A. Morton (included in Exhibit 5.1)
     23.4   Consent of Richards, Layton & Finger, P.A. (included in Exhibits 5.2.1 and 5.2.2)
     24.1   Powers of Attorney for the Company

 EXHIBIT
   NO.                                             DESCRIPTION OF EXHIBIT
----------  -----------------------------------------------------------------------------------------------------
     25.1   Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Senior Trustee under the Senior Indenture
     25.2   Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Subordinated
            Trustee under the Subordinated Indenture
     25.3   Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust
            Company as Trustee under the Junior Subordinated Indenture
    25.4.1  Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust
            Company, as Property Trustee, relating to Pogo Trust I
    25.4.2  Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust
            Company, as Property Trustee, relating to Pogo Trust II
    25.5.1  Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust
            Company, as Guarantee Trustee, relating to Pogo Trust I
    25.5.2  Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust
            Company, as Guarantee Trustee, relating to Pogo Trust II

------------------------

* To be filed by amendment or by a report on Form 8-K pursuant to Regulation S-K, Item 601(b).

**  Incorporated herein by reference as indicated.